The Post Boston, MA Earnings Release and Supplemental Report ___________________________________________________________________ First Quarter 2020

TABLE OF Contents Earnings Release 3 Consolidated Financial Statements 7 Overview 11 Portfolio Summary 12 Property Count Reconciliations 14 Capitalization and Indebtedness 15 Investment Summary 18 Developments and Redevelopments 20 Capital Expenditures 22 Portfolio Diversification 23 Expirations, Maturities and Purchase Options 25 Triple-net Master Lease Profile 26 Portfolio Senior Housing Triple-net 27 Senior Housing Operating Portfolio 29 CCRC 34 Life Science 35 Medical Office 38 Other 41 2020 Outlook and Additional Information 42 Glossary and Debt Ratios 44 Company Information 50 Forward-Looking Statements & Risk Factors 52 Discussion and Reconciliation of Non-GAAP Financial Measures Hayden Research Campus Lexington, MA 2

Healthpeak PropertiesTM Reports First Quarter 2020 Results IRVINE, CA, May 5, 2020 -- Healthpeak Properties, Inc. (NYSE: PEAK) today announced results for the first quarter ended March 31, 2020. For the quarter, we generated net income of $0.54 per share, NAREIT FFO of $0.34 per share, FFO as Adjusted of $0.45 per share and blended Total Same-Store Portfolio Cash NOI growth of 2.0%. FIRST QUARTER 2020 FINANCIAL PERFORMANCE AND RECENT HIGHLIGHTS   – The COVID-19 pandemic continues to evolve rapidly. In order to provide some visibility of the impact of COVID-19 on Healthpeak, we have included some of our key operating metrics through April 2020 in this release and a framework to assess the potential financial impacts of the pandemic on pages 42 and 43 in the First Quarter 2020 Supplemental Report. – Balance sheet and liquidity: • In March 2020, settled remaining outstanding equity forward contracts for proceeds of approximately $1.06 billion, bringing total liquidity as of April 30 to $3.0 billion with full availability on Healthpeak’s $2.5 billion revolving credit facility and approximately $500 million of cash and cash equivalents. • Reduced Net Debt to Adjusted EBITDAre to 4.8x as of March 31, 2020. • Received rating affirmations from Fitch (BBB+, stable outlook) and Moody’s (Baa1, revised outlook to negative). – Transactions: • In January 2020, closed on the previously announced transactions with Brookdale Senior Living (“Brookdale”) related to the acquisition of Brookdale's 51% interest in 13 CCRCs for $641 million (which includes payment of a $100 million management termination fee) and the sale of the 18-property triple-net portfolio for $405 million. • In April 2020, closed on the previously announced $320 million life science acquisition of The Post, a 426,000 square foot life science property located within the Route 128 submarket of Boston, Massachusetts. The stabilized cash and GAAP capitalization rates are 5.1% and 6.5%, respectively. • In April 2020, the tenant exercised its purchase option to acquire the three Frost Street medical office buildings in San Diego, CA for proceeds of approximately $106 million, representing a cash capitalization rate of 6.0%. Healthpeak received a non-refundable deposit of approximately $5 million and will also receive an early lease termination fee of $1.1 million. The transaction is expected to close in the second quarter of 2020. • In February 2020, the tenant closed its purchase option on the North Fulton hospital generating proceeds of approximately $82 million, representing a cash capitalization rate of 10%. – Development additions and completions: • Added an on-campus Class A medical office building to Healthpeak's development program with HCA Healthcare. The 116,500 square foot five-story building will be located on the Woman's Hospital of Texas campus in Houston, TX. The $35 million development will expand the Woman's Hospital of Texas campus and will complement Healthpeak's existing One Fannin medical office building located adjacent to the development site. The project is 36% pre-leased by HCA with another 27% well into negotiations with third party tenants. • Delivered Phase IV of The Cove, representing 164,000 square feet that is 100% leased. The delivery of Phase IV completes the construction of this one million square foot Class A life science campus in South San Francisco. • Delivered the first building at Phase I of The Shore at Sierra Point in South San Francisco, representing 130,000 square feet that is 100% leased. • Delivered a 28,000 square foot life science amenity building in San Diego that is 100% leased and is part of the larger three-property, 252,000 square foot Sorrento Summit life science campus. – Development leasing: • In March 2020, as previously announced, signed a 32,000 square foot long-term lease at our 75 Hayden development project in Boston, Massachusetts, bringing year to date leasing at 75 Hayden to 154,000 square feet. The 214,000 square foot Class A development project is expected to be delivered in the fourth quarter and is now 72% pre-leased. • In January 2020, as previously announced, executed a long-term lease with Janssen BioPharma, Inc., part of the Johnson & Johnson Family of Companies, for approximately 60% of Phase II of The Shore at Sierra Point. – Reporting Updates: • Beginning this first quarter of 2020, we report segment information inclusive of our share of unconsolidated joint ventures and exclusive of our partners' noncontrolling interest share of consolidated joint ventures. Accordingly, certain metrics reported for the quarter ended March 31, 2020, including Cash NOI, are now presented at Healthpeak’s pro-rata share. Metrics reported for comparative periods have also been recast to conform with current period presentation. – Maintained quarterly common stock cash dividend of $0.37 per share to be paid on May 19, 2020, to stockholders of record as of the close of business on May 8, 2020. – Named to S&P Global’s Sustainability Yearbook for the fifth consecutive year. 3 ReturnReturn to to TOC TOC

FIRST QUARTER COMPARISON

(in thousands, except per share amounts)	Three Months Ended March 31, 2020 Amount	Three Months Ended March 31, 2020 Per Share	Three Months Ended March 31, 2019 Amount	Three Months Ended March 31, 2019 Per Share
Net income (loss), diluted	$ 279,979	$ 0.54	$ 61,029	$ 0.13
NAREIT FFO, diluted	173,186	0.34	207,831	0.43
FFO as Adjusted, diluted	228,562	0.45	213,805	0.44
AFFO, diluted	209,214		193,265	

NAREIT FFO, FFO as Adjusted, AFFO, SS Cash NOI, Net Debt and Adjusted EBITDAre are supplemental non-GAAP financial measures that we believe are useful in evaluating the operating performance and financial position of real estate investment trusts (see the "Funds From Operations" and "Adjusted Funds From Operations" sections of this release for additional information). See "March 31, 2020 Discussion and Reconciliation of Non-GAAP Financial Measures" for definitions, discussions of their uses and inherent limitations, and reconciliations to the most directly comparable financial measures calculated and presented in accordance with GAAP on the Investor Relations section of our website at http://ir.healthpeak.com/quarterly-results.

SAME-STORE ("SS") OPERATING SUMMARY

The table below outlines the year-over-year three-month SS Cash NOI growth:

Year-Over-Year Total SS Portfolio Cash NOI Growth

	% of SS	Three Month
Medical office	42.3%	2.0%
Life science	31.9%	3.1%
Senior housing[(1)]	20.2%	(0.1%)
Other non-reportable segments ("Other")	5.6%	4.2%
Total Portfolio[(1)]	**100.0%**	**2.0%**

(1) Same-Store year-over-year three-month Portfolio Cash NOI growth includes identifiable COVID-19 expenses of $0.6 million in the SHOP portfolio. Exclusive of these costs, SHOP, Total Senior Housing, and Total Same-Store Portfolio Cash NOI year-over-year growth would have been 0.0%, 1.4%, and 2.3%, respectively. The change in our SS policy for transitions, which was announced in the Financial Reporting Updates section of our 4Q19 Earnings Release and Supplemental Report, had no impact on 1Q reported growth rates.

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APRIL 2020 PRELIMINARY UPDATES

April 2020 data based on preliminary information and is subject to change. (SF = square feet)

Indicator	As of, or for the month ended, April 30, 2020	Commentary
LIFE SCIENCE		
Occupancy	94.7%	Up 40 bps since March 31
April Leasing	61,000 SF of executed leases (includes 19,000 SF of new leasing)	Year-to-date ahead of original expectations
Letters of Intent	370,000 SF of executed LOIs in lease documentation (includes 290,000 SF of new leasing)	New leasing commitments largely driven by existing tenants looking to expand
April Rent Payments	97% received	Collections to date in-line with historical experience
Rent Relief Requests	No material deferrals granted	~25 inquiries (5% of ABR) - reviewing on a case-by-case basis
MEDICAL OFFICE		
Occupancy	91.3%	Up 10 bps since March 31
April Leasing	324,000 SF of executed leases (includes 53,000 SF of new leasing)	Year-to-date ahead of original expectations
Letters of Intent	630,000 SF of executed LOIs in lease documentation (includes 140,000 SF of new leasing)	Slightly lower than average LOIs in documentation phase
April Rent Payments	95% received	Collections to date in-line with historical experience
Rent Relief Requests	Approved 386 tenants for rent deferrals (~$4.4M of monthly rent)	Rent deferral program for non-health system / non-hospital tenants, subject to conditions
SENIOR HOUSING: SHOP[(1)]		
Occupancy	82.2%	Month-over-month occupancy declined 300 bps
Move-ins	Declined 73% in April 2020 vs. April 2019	Driven by shelter-in-place and reduced in-person tours
Move-outs	Increased 22% in April 2020 vs. April 2019	Driven by involuntary move-outs. Could return to normal run rates as infections slow
Leads	Declined 50% in April 2020 vs. April 2019	Operators are prioritizing digital marketing platforms
Tours	Declined 50% in April 2020 vs. April 2019	Tours in April 2020 were all virtual / digital
SENIOR HOUSING: CCRC[(1)(2)(3)]		
Occupancy	82.4%	Month-over-month occupancy declined 65 bps in AL/IL/MC and 1,620 bps in skilled nursing for a combined total of 320 bps
Move-ins	Declined 89% in April 2020 vs. April 2019	Driven by shelter-in-place and reduced in-person tours
Move-outs	Declined 22% in April 2020 vs. April 2019	Driven by lower voluntary move-outs
Leads	Declined 52% in April 2020 vs. April 2019	Operators are prioritizing digital marketing platforms
Tours	Declined 45% in April 2020 vs. April 2019	Tours in April 2020 were all virtual / digital
SENIOR HOUSING: NNN Tenant Updates		
April Rent Payments	97% received	
Capital Senior Living	Paid 75% of April rent on the master lease that matures in October 2020. In ongoing discussions regarding rent payments through maturity. The monthly rent is approximately $0.9M. As previously disclosed, Healthpeak expects to sell these properties as soon as market conditions permit.	
Harbor Retirement Associates	Requested a rent deferral and Healthpeak is currently evaluating the request. The monthly rent is approximately $1.2M and was paid in full in April.	
SENIOR HOUSING: Known COVID-19 Positive Cases		
Based on the daily reports Healthpeak receives from its operators across 222 properties, as of April 30, 2020, Healthpeak had 54 properties managed by 13 different operators with confirmed resident COVID-19 cases, and 31 of those affected properties had experienced resident deaths.		
HOSPITALS		
April Rent Payments	96% received	Slightly lower than normal due to a tenant waiting on stimulus payment

(1) Properties that are held for sale, in redevelopment or in development are excluded from reporting statistics.

(2) Move-in and move-out data exclude skilled nursing beds in our CCRC portfolio given the Medicare residents usually have lengths of stay of 30 days or less.

(3) Skilled nursing units in our CCRC portfolio received $10M of Coronavirus Aid, Relief, and Economic Security ("CARES") Act funding in April. This represents pro rata funding provided to all Medicare providers, not a program applied for.

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2020 GUIDANCE UPDATE   In March 2020, Healthpeak withdrew previously provided guidance due to uncertainty related to the COVID-19 pandemic. Please see pages 42 and 43 in the First Quarter 2020 Supplemental Report for more information. COMPANY INFORMATION Healthpeak has scheduled a conference call and webcast for Wednesday, May 6, 2020, at 9:00 a.m. Pacific Time (12:00 p.m. Eastern Time) to present its performance and operating results for the first quarter ended March 31, 2020. The conference call is accessible by dialing (888) 317-6003 (U.S.) or (412) 317-6061 (International). The conference ID number is 9192903. You may also access the conference call via webcast in the Investor Relations section of our website at http://ir.healthpeak.com. An archive of the webcast will be available on Healthpeak's website through May 6, 2021, and a telephonic replay can be accessed through May 20, 2020, by dialing (877) 344-7529 (U.S.) or (412) 317-0088 (International) and entering conference ID number 10142114. Our Supplemental Report for the current period is also available, with this earnings release, in the Investor Relations section of our website. ABOUT HEALTHPEAK Healthpeak Properties, Inc. is a fully integrated real estate investment trust (REIT) and S&P 500 company. Healthpeak owns and develops high-quality real estate in the three private-pay healthcare asset classes of Life Science, Senior Housing and Medical Office, designed to provide stability through the inevitable industry cycles. At Healthpeak, we pair our deep understanding of the healthcare real estate market with a strong vision for long-term growth. For more information regarding Healthpeak, visit www.healthpeak.com. FORWARD-LOOKING STATEMENTS Statements in this release that are not historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements include, among other things, statements regarding our and our officers' intent, belief or expectation as identified by the use of words such as "may," "will," "project," "expect," "believe," "intend," "anticipate," "seek," "target," "forecast," "plan," "potential," "estimate," "could," "would," "should" and other comparable and derivative terms or the negatives thereof.  Examples of forward-looking statements include, among other things: (i) statements regarding timing, outcomes and other details relating to current, pending or contemplated acquisitions, dispositions, transitions, developments, redevelopments, joint venture transactions, leasing activity, capital recycling plans, financing activities, or other transactions discussed in this release; (ii) the payment of a quarterly cash dividend; and (iii) statements regarding the impact of the COVID-19 pandemic on our business, financial condition and results of operations.  Forward- looking statements reflect our current expectations and views about future events and are subject to risks and uncertainties that could significantly affect our future financial condition and results of operations.  While forward-looking statements reflect our good faith belief and assumptions we believe to be reasonable based upon current information, we can give no assurance that our expectations or forecasts will be attained.  Further, we cannot guarantee the accuracy of any such forward-looking statement contained in this release, and such forward-looking statements are subject to known and unknown risks and uncertainties that are difficult to predict.  These risks and uncertainties include, but are not limited to: the severity and duration of the COVID-19 pandemic; actions that may be taken by governmental authorities to contain the COVID-19 outbreak or to treat its impact; the impact of the COVID-19 pandemic and health and safety measures taken to reduce the spread; operational risks associated with third party management contracts, including the additional regulation and liabilities of our RIDEA lease structures; the ability of our existing and future tenants, operators and borrowers to conduct their respective businesses in a manner sufficient to maintain or increase their revenues and manage their expenses in order to generate sufficient income to make rent and loan payments to us and our ability to recover investments made, if applicable, in their operations; the imposition of laws or regulations prohibiting the eviction of our tenants, including new governmental efforts in response to COVID-19; the financial condition of our existing and future tenants, operators and borrowers, including potential bankruptcies and downturns in their businesses, and their legal and regulatory proceedings, which results in uncertainties regarding our ability to continue to realize the full benefit of such tenants’ and operators’ leases and borrowers’ loans; our concentration in the healthcare property sector, particularly in senior housing, life sciences and medical office buildings, which makes our profitability more vulnerable to a downturn in a specific sector than if we were investing in multiple industries; the effect on us and our tenants and operators of legislation, executive orders and other legal requirements, including compliance with the Americans with Disabilities Act, fire, safety and health regulations, environmental laws, the Affordable Care Act, licensure, certification and inspection requirements, and laws addressing entitlement programs and related services, including Medicare and Medicaid, which may result in future reductions in reimbursements or fines for noncompliance; our ability to identify replacement tenants and operators and the potential renovation costs and regulatory approvals associated therewith; the risks associated with property development and redevelopment, including costs above original estimates, project delays and lower occupancy rates and rents than expected; the potential impact of uninsured or underinsured losses, including as a result of hurricanes, earthquakes and other natural disasters, pandemics such as COVID-19, acts of war and/or terrorism and other events that may cause such losses and/or performance declines by us or our tenants and operators; the risks associated with our investments in joint ventures and unconsolidated entities, including our lack of sole decision making authority and our reliance on our partners’ financial condition and continued cooperation; competition for the acquisition and financing of suitable healthcare properties as well as competition for tenants and operators, including with respect to new leases and mortgages and the renewal or rollover of existing leases; our or our counterparties’ ability to fulfill obligations, such as financing conditions and/or regulatory approval requirements, required to successfully consummate acquisitions, dispositions, transitions, developments, redevelopments, joint venture transactions or other transactions; our ability to achieve the benefits of acquisitions or other investments within expected time frames or at all, or within expected cost projections; the potential impact on us and our tenants, operators and borrowers from current and future litigation matters, including the possibility of larger than expected litigation costs, adverse results and related developments; changes in federal, state or local laws and regulations, including those affecting the healthcare industry that affect our costs of compliance or increase the costs, or otherwise affect the operations, of our tenants and operators; our ability to foreclose on collateral securing our real estate-related loans; volatility or uncertainty in the capital markets, the availability and cost of capital as impacted by interest rates, changes in our credit ratings, the value of our common stock, and other conditions that may adversely impact our ability to fund our obligations or consummate transactions, or reduce the earnings from potential transactions; changes in global, national and local economic and other conditions, including the ongoing economic downturn, volatility in the financial markets and high unemployment rates; our ability to manage our indebtedness level and changes in the terms of such indebtedness; competition for skilled management and other key personnel; our reliance on information technology systems and the potential impact of system failures, disruptions or breaches; our ability to maintain our qualification as a real estate investment trust; and other risks and uncertainties described from time to time in our Securities and Exchange Commission filings.  Except as required by law, we do not undertake, and hereby disclaim, any obligation to update any forward-looking statements, which speak only as of the date on which they are made.     CONTACT Barbat Rodgers Senior Director – Investor Relations 6 949-407-0400 ReturnReturn to to TOC TOC

Healthpeak Properties, Inc. Consolidated Balance Sheets In thousands, except share and per share data (unaudited)   March 31, 2020 December 31, 2019 Assets Real estate: Buildings and improvements $ 12,720,111 $ 11,120,039 Development costs and construction in progress 588,343 692,336 Land 2,114,024 1,992,602 Accumulated depreciation and amortization (2,840,632) (2,771,922) Net real estate 12,581,846 11,033,055 Net investment in direct financing leases 44,706 84,604 Loans receivable, net of reserves of $9,314 and $0 220,652 190,579 Investments in and advances to unconsolidated joint ventures 479,900 825,515 Accounts receivable, net of allowance of $8,594 and $4,565 85,037 59,417 Cash and cash equivalents 783,542 144,232 Restricted cash 106,557 40,425 Intangible assets, net 550,348 331,693 Assets held for sale, net 271,861 504,394 Right-of-use asset, net 171,843 172,486 Other assets, net 776,387 646,491 Total assets $ 16,072,679 $ 14,032,891 Liabilities and Equity Bank line of credit and commercial paper $ — $ 93,000 Term loan 249,002 248,942 Senior unsecured notes 5,650,053 5,647,993 Mortgage debt 490,049 276,907 Intangible liabilities, net 72,137 74,991 Liabilities of assets held for sale, net 31,724 36,369 Lease liability 156,808 156,611 Accounts payable, accrued liabilities, and other liabilities 856,031 540,924 Deferred revenue 753,432 289,680 Total liabilities 8,259,236 7,365,417 Commitments and contingencies Common stock, $1.00 par value: 750,000,000 shares authorized; 538,135,188 and 505,221,643 shares issued and outstanding 538,135 505,222 Additional paid-in capital 10,213,011 9,183,892 Cumulative dividends in excess of earnings (3,512,143) (3,601,199) Accumulated other comprehensive income (loss) (2,495) (2,857) Total stockholders' equity 7,236,508 6,085,058 Joint venture partners 373,495 378,061 Non-managing member unitholders 203,440 204,355 Total noncontrolling interests 576,935 582,416 Total equity 7,813,443 6,667,474 Total liabilities and equity $ 16,072,679 $ 14,032,891 7 ReturnReturn to to TOC TOC

Healthpeak Properties, Inc. Consolidated Statements of Operations In thousands, except per share data (unaudited)   Three Months Ended March 31, 2020 2019 Revenues: Rental and related revenues $ 314,688 $ 294,222 Resident fees and services 263,505 126,695 Income from direct financing leases 3,269 13,524 Interest income 3,688 1,713 Total revenues 585,150 436,154 Costs and expenses:     Interest expense 58,376 49,327 Depreciation and amortization 189,276 131,951 Operating 376,013 168,927 General and administrative 22,349 21,355 Transaction costs 14,848 4,518 Impairments and loan loss reserves (recoveries), net 39,123 8,858 Total costs and expenses 699,985 384,936 Other income (expense):     Gain (loss) on sales of real estate, net 164,869 8,044 Loss on debt extinguishments 833 — Other income (expense), net 210,608 3,133 Total other income (expense), net 376,310 11,177 Income (loss) before income taxes and equity income (loss) from unconsolidated joint ventures 261,475 62,395 Income tax benefit (expense) 33,044 3,458 Equity income (loss) from unconsolidated joint ventures (11,979) (863) Net income (loss) 282,540 64,990 Noncontrolling interests' share in earnings (3,460) (3,520) Net income (loss) attributable to Healthpeak Properties, Inc. 279,080 61,470 Participating securities' share in earnings (1,616) (441) Net income (loss) applicable to common shares $ 277,464 $ 61,029 Earnings per common share:     Basic $ 0.55 $ 0.13 Diluted $ 0.54 $ 0.13 Weighted average shares outstanding: Basic 506,476 477,766 Diluted 515,045 479,131 8 ReturnReturn to to TOC TOC

Healthpeak Properties, Inc.

Funds From Operations

In thousands, except per share data
(unaudited)

	Three Months Ended March 31,	
	2020	2019
Net income (loss) applicable to common shares	**$ 277,464**	**$ 61,029**
Real estate related depreciation and amortization	189,276	131,951
Healthpeak's share of real estate related depreciation and amortization from unconsolidated joint ventures	29,610	15,077
Noncontrolling interests' share of real estate related depreciation and amortization	(4,852)	(4,920)
Other real estate-related depreciation and amortization	1,237	2,085
Loss (gain) on sales of real estate, net	(164,869)	(8,044)
Healthpeak's share of loss (gain) on sales of real estate, net, from unconsolidated joint ventures	(7,729)	—
Loss (gain) upon change of control, net[(1)]	(167,434)	—
Taxes associated with real estate dispositions	(11,876)	—
Impairments (recoveries) of depreciable real estate, net	30,722	8,858
NAREIT FFO applicable to common shares	171,549	206,036
Distributions on dilutive convertible units and other	1,637	1,795
Diluted NAREIT FFO applicable to common shares	**$ 173,186**	**$ 207,831**
Diluted NAREIT FFO per common share	**$ 0.34**	**$ 0.43**
Weighted average shares outstanding - diluted NAREIT FFO	513,123	483,671
Impact of adjustments to NAREIT FFO:		
Transaction-related items[(2)]	$ 92,379	$ 5,889
Other impairments (recoveries) and other losses (gains), net[(3)]	(33,306)	—
Loss on debt extinguishments	(833)	—
Litigation costs (recoveries)	106	128
Foreign currency remeasurement losses (gains)	10	(28)
Tax rate legislation impact[(4)]	(2,892)	—
Total adjustments	55,464	5,989
FFO as Adjusted applicable to common shares	227,013	212,025
Distributions on dilutive convertible units and other	1,549	1,780
Diluted FFO as Adjusted applicable to common shares	**$ 228,562**	**$ 213,805**
Diluted FFO as Adjusted per common share	**$ 0.45**	**$ 0.44**
Weighted average shares outstanding - diluted FFO as Adjusted	513,123	483,671

(1) For the three months ended March 31, 2020, relates to the gain on consolidation of 13 continuing care retirement communities in which we acquired Brookdale's interest and began consolidating during the first quarter of 2020. The gain upon change of control is included in other income (expense), net in the consolidated statements of operations.

(2) For the three months ended March 31, 2020, includes the termination fee and transition fee expenses related to terminating the management agreements with Brookdale for 13 CCRCs and transitioning those communities to LCS, partially offset by the tax benefit recognized related to those expenses. The expense related to terminating the CCRC management agreements with Brookdale is included in operating expenses in the consolidated statement of operations for the three months ended March 31, 2020.

(3) For the three months ended March 31, 2020, includes the gain on sale of a hospital that was in a direct financing lease ("DFL"), partially offset by $8 million of additional reserves for loan losses under the new current expected credit losses accounting standard in accordance with ASC 326, *Financial Instruments – Credit Losses*. The $42 million gain on sale of the hospital that was in a DFL is included in other income (expense), net in the consolidated statement of operations for the three months ended March 31, 2020.

(4) For the three months ended March 31, 2020, represents the tax benefit of the CARES Act extending the net operating loss carryback period to five years.

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Healthpeak Properties, Inc.
Adjusted Funds From Operations
In thousands
(unaudited)

	Three Months Ended March 31,	
	2020	2019
FFO as Adjusted applicable to common shares	$ 227,013	$ 212,025
Amortization of deferred compensation	3,987	3,590
Amortization of deferred financing costs	2,582	2,699
Straight-line rents	(6,229)	(6,246)
AFFO capital expenditures	(21,791)	(19,220)
Lease restructure payments	291	288
CCRC entrance fees[(1)]	—	3,496
Deferred income taxes[(2)]	4,787	(3,732)
Other AFFO adjustments[(3)]	(3,064)	(1,429)
AFFO applicable to common shares	207,576	191,471
Distributions on dilutive convertible units and other	1,638	1,794
Diluted AFFO applicable to common shares	**$ 209,214**	**$ 193,265**
Weighted average shares outstanding - diluted AFFO	513,123	483,671

(1) In connection with the acquisition of the remaining 51% interest in the CCRC JV in January 2020, we consolidated the 13 communities in the CCRC JV and recorded the assets and liabilities at their acquisition date relative fair values, including the CCRC contract liabilities associated with previously collected non-refundable entrance fees. In conjunction with increasing those CCRC contract liabilities to their fair value, we concluded that we will no longer adjust for the timing difference between non-refundable entrance fees collected and amortized as we believe the amortization of these fees is a meaningful representation of how we satisfy the performance obligations of the fees. As such, upon consolidation of the CCRC assets, we no longer exclude the difference between CCRC entrance fees collected and amortized from the calculation of AFFO. For comparative periods presented, the adjustment continues to represent our 49% share of non-refundable entrance fees collected by the CCRC JV, net of reserves and net of CCRC JV entrance fee amortization.

(2) For the three months ended March 31, 2020, includes an $8 million current tax refund receivable due to the changes in tax legislation enacted under the CARES Act.

(3) Primarily includes our share of AFFO capital expenditures from unconsolidated joint ventures, partially offset by noncontrolling interests' share of AFFO capital expenditures from consolidated joint ventures.

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The Numbers

Overview(1)(2)

As of and for the quarter ended March 31, 2020, dollars, square feet, and shares in thousands, except per share data

	1Q20
Financial Metrics	
Diluted earnings per common share	$0.54
Diluted NAREIT FFO per common share	$0.34
Diluted FFO as Adjusted per common share	$0.45
Dividends per common share	$0.37
Portfolio Real Estate Revenues	$620,426
Portfolio NOI	$211,140
Portfolio Cash NOI	$294,582
Portfolio Income	$298,271

	% of Total SS	1Q20
Same-Store Cash NOI Growth		
Senior housing(3)	20.2%	(0.1%)
Life science	31.9%	3.1%
Medical office	42.3%	2.0%
Other	5.6%	4.2%
Total(3)	**100.0%**	**2.0%**

	1Q20		1Q20
Capitalization		**Debt Ratios**	
Common stock outstanding and DownREIT units	545,559	Financial Leverage	33.2%
Total Market Equity	$13,011,582	Secured Debt Ratio	3.1%
Enterprise Debt	$6,512,330	Net Debt to Adjusted EBITDAre	4.8x
		Adjusted Fixed Charge Coverage	4.4x

	Property Count	Capacity		Occupancy(4)
Portfolio Statistics				
Senior housing triple-net	64	5,971	Units	86.7%
SHOP	141	16,609	Units	85.7%
CCRC	17	8,321	Units	86.2%
Life science	134	8,588	Sq. Ft.	94.3%
Medical office	269	21,069	Sq. Ft.	91.2%
Other(5)	11	N/A		N/A
Total	**636**	N/A		N/A

(1) Reconciliations, definitions, and important discussions regarding the usefulness and limitations of the non-GAAP financial measures used in this report can be found at http://ir.healthpeak.com/quarterly-results. Totals throughout this Earnings Release and Supplemental Report may not add due to rounding.

(2) Consistent with the Financial Reporting Updates issued in our 4Q19 Earnings Release and Supplemental Report, we have changed segments, NOI, and other key performance metrics to be inclusive of unconsolidated JVs and exclusive of non-controlling interest in consolidated JVs. See the Glossary herein and the Discussion and Reconciliation of Non-GAAP Financial Measures found at http://ir.healthpeak.com/quarterly-results for further information.

(3) Same-Store year-over-year three-month Portfolio Cash NOI growth includes identifiable COVID-19 expenses of $0.6 million in the SHOP portfolio. Exclusive of these costs, SHOP, Total Senior Housing, and Total Same-Store Portfolio Cash NOI year-over-year growth would have been 0.0%, 1.4%, and 2.3%, respectively. The change in our SS policy for transitions, which was announced in the Financial Reporting Updates section of our 4Q19 Earnings Release and Supplemental Report, had no impact on 1Q reported growth rates.

(4) Occupancy for Life science and Medical office is calculated as of the end of the period presented and is based on square feet. Occupancy for Senior housing is calculated on a three-month average and is based on units. Occupancy for Senior housing triple-net is one quarter in arrears, and SHOP and CCRC are based on the most recent three-months available.

(5) Our Other non-reportable segment consists of 10 hospitals and 1 other property.

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Portfolio Summary

As of and for the quarter ended March 31, 2020, dollars in thousands

	Property Count	Weighted Average Age[(1)]	Portfolio Investment	Portfolio Income	Private Pay %[(2)]
Property Portfolio					
Senior housing triple-net	64	18	$ 1,035,192	$ 29,255	92.8
SHOP	131	18	3,461,980	41,010	96.4
CCRC	17	29	2,205,032	30,469	80.9
Life science	123	15	5,523,943	94,367	100.0
Medical office	259	24	4,605,337	87,382	100.0
Other	11	22	255,374	12,099	69.3
	605	**21**	**$ 17,086,859**	**$ 294,582**	**95.5**
Developments					
Life science	8	—	$ 358,904	$ —	—
Medical office	7	—	42,484	—	—
	15	**—**	**$ 401,388**	**$ —**	**—**
Redevelopments[(3)]					
SHOP	10	—	$ 134,561	$ —	—
Life science	3	—	131,698	—	—
Medical office	3	—	9,925	—	—
	16	**—**	**$ 276,184**	**$ —**	**—**
Debt Investments					
Other	—	—	$ 249,489	$ 3,688	—
Total					
Senior housing triple-net	64	18	$ 1,035,192	$ 29,255	92.8
SHOP	141	18	3,596,542	41,010	96.4
CCRC	17	29	2,205,032	30,469	80.9
Life science	134	15	6,014,544	94,367	100.0
Medical office	269	24	4,657,747	87,382	100.0
Other	11	22	504,863	15,787	69.3
	636	**21**	**$ 18,013,919**	**$ 298,271**	**95.5**

PORTFOLIO INCOME[(4)]



SHOP 14%
CCRC 10%
Senior housing triple-net 10%
$298.3M
Life science 32%
Medical office 29%
Hospitals and Other 5%

(1) Age is weighted based on current quarter Portfolio Income excluding assets sold or held for sale.
(2) Self-pay and private insurance (including managed care) revenues as a percentage of total property revenues for the most recent trailing 12 months available, weighted based on current quarter Portfolio Income including assets sold in the quarter. Revenues for medical office buildings are considered 100% private pay.
(3) Includes Construction in Process ("CIP") and buildings or portions of buildings placed in Redevelopment. Portfolio Income for Redevelopments is reflected in the Property Portfolio section above.
(4) Our pro rata share information is prepared by applying our actual ownership percentage for the period and is intended to reflect our proportionate economic interest in the financial position and operating results of properties in our portfolio. Pro forma for recent activity, these percentages would be: SHOP 14.5%, CCRC 12.5%, Senior housing triple-net 7%, Life science 32%, Medical office 29%, and Other 5%, See page 24 for further information.

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Quarter NOI Summary

For the quarter ended March 31, 2020, dollars in thousands

PORTFOLIO NOI SUMMARY

	Portfolio NOI			SS NOI		
	Portfolio Real Estate Revenues	Portfolio Operating Expenses	Portfolio NOI	SS Real Estate Revenues	SS Operating Expenses	SS NOI
Senior housing triple-net	$ 33,135	$ (506)	$ 32,629	$ 21,962	$ (49)	$ 21,913
SHOP	196,188	(155,709)	40,479	60,792	(42,740)	18,052
CCRC	113,427	(174,519)	(61,091) [1]	N/A	N/A	N/A
Total Senior housing	$ 342,751	$ (330,734)	$ 12,017	$ 82,754	$ (42,789)	$ 39,965
Life science	128,831	(30,184)	98,647	82,551	(19,292)	63,259
Medical office	137,201	(48,362)	88,838	126,421	(43,108)	83,313
Other	11,643	(5)	11,638	10,412	(5)	10,407
	$ 620,426	**$ (409,286)**	**$ 211,140**	**$ 302,138**	**$ (105,194)**	**$ 196,944**

PORTFOLIO CASH NOI SUMMARY

	Portfolio Cash NOI			SS Cash NOI		
	Portfolio Cash Real Estate Revenues	Portfolio Cash Operating Expenses	Portfolio Cash NOI	SS Cash Real Estate Revenues	SS Cash Operating Expenses	SS Cash NOI
Senior housing triple-net	$ 29,747	$ (492)	$ 29,255	$ 21,417	$ (35)	$ 21,382
SHOP	196,737	(155,727)	41,010	60,665	(42,727)	17,938
CCRC	113,250	(82,781)	30,469	N/A	N/A	N/A
Total Senior housing	$ 339,734	$ (239,000)	$ 100,734	$ 82,082	$ (42,762)	$ 39,320
Life science	124,538	(30,171)	94,367	81,156	(19,279)	61,878
Medical office	135,097	(47,715)	87,382	124,566	(42,467)	82,099
Other	12,104	(5)	12,099	10,873	(5)	10,868
	$ 611,474	**$ (316,891)**	**$ 294,582**	**$ 298,677**	**$ (104,513)**	**$ 194,165**

THREE-MONTH SS

				Year-Over-Year				Sequential			
				Occupancy		Growth		Occupancy		Growth	
	Property Count	% of Total SS based on SS Cash NOI	SS % of Segment based on Portfolio Cash NOI	1Q20	1Q19	SS NOI	SS Cash NOI	1Q20	4Q19	SS NOI	SS Cash NOI
Senior housing triple-net	52	11%	73%	86.7%	88.2%	8.7 %	2.6%	86.7%	86.3%	(1.9%)	0.6%
SHOP	50	9%	44%	87.0%	87.0%	(0.8%)	(3.2%) [2]	87.0%	87.9%	4.0%	3.9%
Total Senior housing	102	20%	39%			4.2 %	(0.1%) [2]			0.7%	2.1%
Life science	95	32%	66%	95.1%	96.9%	2.5 %	3.1%	95.1%	95.5%	2.5%	0.5%
Medical office	252	42%	94%	91.6%	92.1%	1.2 %	2.0%	91.6%	92.2%	0.9%	1.0%
Other	11	6%	90%	50.2%	49.8%	1.6 %	4.2 %	50.2%	50.5%	1.7%	1.6%
Total	**460**	**100%**	**66%**			**2.3 %**	**2.0 %** [2]			**1.4%**	**1.1%**

(1) Includes the management termination fee related to transitioning thirteen CCRCs from Brookdale to Life Care Services.

(2) Same-Store year-over-year three-month Portfolio Cash NOI growth includes identifiable COVID-19 expenses of $0.6 million in the SHOP portfolio. Exclusive of these costs, SHOP, Total Senior Housing, and Total Same-Store Portfolio Cash NOI year-over-year growth would have been 0.0%, 1.4%, and 2.3%, respectively. The change in our SS policy for transitions, which was announced in the Financial Reporting Updates section of our 4Q19 Earnings Release and Supplemental Report, had no impact on 1Q reported growth rates.

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Property Count Reconciliations

As of March 31, 2020

PROPERTY COUNT RECONCILIATION

	Senior Housing Triple-net	SHOP	CCRC	Life Science	Medical Office	Other	Total
Prior Quarter Total Property Count	**90**	**115**	**—**	**134**	**267**	**59**	**665**
Policy change to include unconsolidated JVs within segments	—	28	2	—	3	(33)	—
Assets sold	(18)	(7)	—	—	(1)	(3)	(29)
Segment conversions	(8)	5	15	—	—	(12)	—
Current Quarter Total Property Count	**64**	**141**	**17**	**134**	**269**	**11**	**636**
Acquisitions	—	(17)	—	(9)	(1)	—	(27)
Assets in Development	—	—	—	(8)	(7)	—	(15)
Completed Developments - not Stabilized	—	(2)	—	(7)	(1)	—	(10)
Assets in Redevelopment	—	(10)	—	(3)	(3)	—	(16)
Completed Redevelopments - not Stabilized	—	—	—	(8)	(3)	—	(11)
Assets held for sale	(9)	(27)	(2)	—	(2)	—	(40)
Segment conversions[1]	(3)	(35)	(15)	—	—	—	(53)
Significant tenant relocation[2]	—	—	—	(3)	—	—	(3)
Assets impacted by casualty event	—	—	—	(1)	—	—	(1)
Three-Month SS Property Count	**52**	**50**	**—**	**95**	**252**	**11**	**460**

SEQUENTIAL SS

	Senior Housing Triple-net	SHOP	CCRC	Life Science	Medical Office	Other	Total
Prior Quarter Three-Month SS Property Count	**59**	**29**	**—**	**96**	**249**	**11**	**444**
Policy change to include unconsolidated JVs within segments	—	22	—	—	3	—	25
Acquisitions	—	1	—	1	—	—	2
Assets in Redevelopment	—	(1)	—	(1)	—	—	(2)
Prior Development/Redevelopment now Stabilized	—	—	—	1	1	—	2
Significant tenant relocation[2]	—	—	—	(2)	—	—	(2)
Assets held for sale	—	(1)	—	—	(1)	—	(2)
Assets sold	—	—	—	—	—	(1)	(1)
Segment conversions[1]	(7)	—	—	—	—	1	(6)
Current Quarter Three-Month SS Property Count	**52**	**50**	**—**	**95**	**252**	**11**	**460**

(1) Senior housing triple-net represents properties for which an agreement has been reached to convert to SHOP but have not yet closed.
(2) Life science assets removed from Same-Store due to significant tenant relocations from buildings that were in Same-Store to buildings that are not in Same-Store, where the relocation results in increased revenues to the company.

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Capitalization

Dollars and shares in thousands, except price per share data

TOTAL CAPITALIZATION

	March 31, 2020		
	Shares	Value	Total Value
Common stock (NYSE: PEAK)	538,135	$ 23.85	$ 12,834,520
Convertible partnership (DownREIT) units	7,424	23.85	177,062
Total Market Equity	**545,559**		**$ 13,011,582**
Consolidated Debt			6,416,941
Total Market Equity and Consolidated Debt	**545,559**		**$ 19,428,523**
Share of unconsolidated JV debt			95,389
Total Market Equity and Enterprise Debt	**545,559**		**$ 19,523,912**

COMMON STOCK AND EQUIVALENTS

		Weighted Average Shares Three Months Ended March 31, 2020			
	Shares Outstanding March 31, 2020	Diluted EPS	Diluted NAREIT FFO	Diluted FFO as Adjusted	Diluted AFFO
Common stock	538,135	506,476	506,476	506,476	506,476
Common stock equivalent securities:					
Restricted stock units[(1)]	1,779	317	317	317	317
Dilutive impact of options	1	1	1	1	1
Equity forward agreements[(2)]	—	808	808	808	808
Convertible partnership (DownREIT) units	7,424	7,443	5,521	5,521	5,521
Total common stock and equivalents	**547,339**	**515,045**	**513,123**	**513,123**	**513,123**

(1) The weighted average shares represent the current dilutive impact, using the treasury stock method, of 1.8 million restricted stock units outstanding as of March 31, 2020.
(2) Represents the current dilutive impact of 32.5 million weighted average shares of common stock under forward sales agreements that were unsettled during a portion of the three months ended March 31, 2020. As of March 31, 2020 all shares under forward sales agreements were settled and are included in our common stock as of March 31, 2020.

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Indebtedness and Ratios

As of March 31, 2020, dollars in thousands

DEBT MATURITIES AND SCHEDULED PRINCIPAL REPAYMENTS (AMORTIZATION)

	Bank LOC & Commercial Paper[1]	Term Loan[2]	Senior Unsecured Notes		Mortgage Debt			Share of Unconsolidated JV Debt		Enterprise Debt	
			Amounts	Rates %[3]	Amounts	Rates %[3]	Consolidated Debt	Amounts[4]	Rates %[3]	Amounts	Rates %[3]
2020	$ —	$ —	$ —	—	$ 6,202	5.08	$ 6,202	$ 10,471	4.24	$ 16,673	4.24
2021	—	—	—	—	16,165	5.26	16,165	46,214	4.05	62,379	4.31
2022	—	—	300,000	3.37	8,417	—	308,417	14,703	4.44	323,120	3.46
2023	—	—	550,000	4.37	93,609	3.80	643,609	3,205	3.96	646,814	4.29
2024	—	250,000	1,150,000	4.17	6,939	—	1,406,939	87	—	1,407,026	3.78
2025	—	—	1,350,000	3.93	7,287	—	1,357,287	18,063	3.87	1,375,350	3.93
2026	—	—	650,000	3.39	106,687	3.51	756,687	94	—	756,781	3.41
2027	—	—	—	—	36,457	4.21	36,457	97	—	36,554	4.21
2028	—	—	—	—	70,020	3.87	70,020	102	—	70,122	3.87
2029	—	—	650,000	3.65	2,371	—	652,371	105	—	652,476	3.65
Thereafter	—	—	1,050,000	4.20	118,103	4.18	1,168,103	2,603	3.90	1,170,706	4.20
	$ —	**$ 250,000**	**$ 5,700,000**		**$ 472,257**		**$ 6,422,257**	**$ 95,744**		**$ 6,518,001**	
(Discounts), premium and debt costs, net	—	(998)	(49,947)		17,792		(33,153)	(355)		(33,508)	
	$ —	**$ 249,002**	**$ 5,650,053**		**$ 490,049**		**$ 6,389,104**	**$ 95,389**		**$ 6,484,493**	
Mortgage debt on assets held for sale[5]	—	—	—		27,837		27,837	—		27,837	
	$ —	**$ 249,002**	**$ 5,650,053**		**$ 517,886**		**$ 6,416,941**	**$ 95,389**		**$ 6,512,330**	
Weighted average interest rate %	—	1.98	3.94		3.91 [6]		3.86	4.11		3.86 [6]	
Weighted average maturity in years	—	4.1	6.7		9.3 [6]		6.8	3.0		6.7 [6]	

(1) The Company has a $2.5 billion unsecured revolving line of credit facility, which matures on May 23, 2023 and contains two six-month extension options. It accrues annual interest at LIBOR plus 82.5 basis points and incurs an annual facility fee of 15 basis points, based on our current unsecured credit rating.
(2) The Company has a $250 million term loan, which matures on May 23, 2024. It accrues annual interest at LIBOR plus 90 basis points, based on our current unsecured credit rating.
(3) Rates are reported in the year in which the related debt matures.
(4) Reflects pro rata share of mortgage debt in our unconsolidated JVs.
(5) Includes mortgage debt of $27.8 million on assets held for sale that matures in 2044.
(6) Excludes the impact of mortgage debt held for sale.

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Indebtedness and Ratios As of March 31, 2020, dollars in thousands DEBT STRUCTURE Weighted Average Years to Balance % of Total Rates % Maturity Secured Fixed rate $ 517,866 8 3.95 8.8 Floating rate 50,135 1 3.95 2.1 Combined $ 568,001 9 3.95 8.2 Unsecured Fixed rate 5,700,000 87 3.94 6.7 Floating rate 250,000 4 1.98 4.1 Combined $ 5,950,000 91 3.86 6.6 Total Fixed rate 6,217,866 95 3.94 6.8 Floating rate 300,135 5 2.31 3.8 Combined $ 6,518,001 100 3.86 6.7 (Discounts), premiums and debt costs, net (33,508) $ 6,484,493 Mortgage debt on assets held for sale(1) 27,837 Enterprise Debt $ 6,512,330 FINANCIAL COVENANTS(2) Bank Line of Credit Requirement Actual Compliance Leverage Ratio No greater than 60% 34% Secured Debt Ratio No greater than 40% 3% Unsecured Leverage Ratio No greater than 60% 37% Fixed Charge Coverage Ratio (12 months) No less than 1.50x 3.7x Tangible Net Worth ($ billions) No less than $7.0B $11.1B CREDIT RATINGS (SENIOR UNSECURED DEBT) Moody's Baa1 (Negative) S&P Global BBB+ (Stable) Fitch BBB+ (Stable) (1) Includes mortgage debt of $27.8 million on assets held for sale that matures in 2044. (2) Calculated based on the definitions contained in the credit agreement, which may differ from similar terms used in our consolidated financial statements as provided in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. 17 Return to TOC

Investment Summary For the three months ended March 31, 2020, dollars and square feet in thousands INVESTMENT SUMMARY Property Three Months Ended MSA Date Capacity Count Property Type March 31, 2020 ACQUISITIONS CCRC(1) Various January 6,383 Units 13 CCRC $ 540,600 OTHER INVESTMENTS Development fundings 94,890 Redevelopment fundings 61,017 Loan fundings/Preferred Equity Investment(2) 9,431 Lease commissions - Dev/Redev/Acq 7,787 Total 13 $ 713,725 (1) On January 31, 2020, we acquired Brookdale Senior Living's 51% interest in a CCRC joint venture (holding thirteen buildings) for $541 million (based on a gross valuation of $1.06B), bringing our equity ownership to 100%. Property count and units were already included in prior quarters. (2) Includes fundings under the $115 million participating development loan for the construction of 620 Terry (Murano Senior Living), a $147 million senior housing development located in Seattle. Cypress Village Jacksonville, FL 18 ReturnReturn toto TOCTOC

Investment Summary As of and for the three months ended March 31, 2020, dollars and square feet in thousands ASSETS HELD FOR SALE Property Projected Sales Trailing Cash Property Type Capacity Count Price Yield(1) SHOP 2,436 Units 27 $ 253,036 Senior housing triple-net 741 Units 9 67,393 Medical office 164 Sq. Ft. 2 10,700 CCRC 888 Units 2 53,950 Total(2) 40 $ 385,080 7.1% DISPOSITIONS Property Sales Price/ Trailing Cash Date Capacity Count Property Type Proceeds Yield(1) Franklin/Morgan City (LA) January 202 Beds 2 Other $ 12,000 Various (GA, IN, OH) February 499 Units 7 SHOP 35,600 Various Brookdale NNN February 2,015 Units 18 Senior housing 405,451 North Fulton Hospital (GA) February 202 Beds 1 Other 82,000 Elko MOB (NV) March 8 Sq. Ft. 1 Medical office 490 Total 29 $ 535,541 7.6% (1) Represents the average yield calculated using Cash NOI for the twelve month period prior to sale for dispositions and for the twelve month period ended March 31, 2020 for assets held for sale. (2) Includes four assets held for sale within unconsolidated JVs. 19 Return to TOC

Developments

As of March 31, 2020, dollars and square feet in thousands

DEVELOPMENT PROJECTS IN PROCESS

Project	MSA	Property Count	CIP[1]	Cost to Complete[1]	Total at Completion	Total Project Capacity (Sq. Ft.)	% of Total Project Leased	Project Start	Actual / Estimated Occupancy Initial	Actual / Estimated Occupancy Stabilized[2]
Life Science[3]										
Ridgeview	San Diego, CA	1	$ 16,151	$ 1,785	$ 17,936	81	100	2Q16	2Q20	2Q20
The Shore at Sierra Point - Phase I	San Francisco, CA	1	83,208	14,896	98,104	92	100	4Q17	4Q20	4Q20
75 Hayden	Boston, MA	1	90,549	69,666	160,215	214	72	2Q18	4Q20	1Q22
The Boardwalk[4]	San Diego, CA	3	55,696	108,589	164,285	190	—	4Q19	2Q21	4Q22
The Shore at Sierra Point - Phase II	San Francisco, CA	2	127,260	194,157	321,417	298	61	4Q18	4Q21	2Q22
The Shore at Sierra Point - Phase III	San Francisco, CA	1	23,401	70,113	93,514	103	—	4Q18	1Q22	2Q22
		9	**$ 396,266**	**$ 459,205**	**$ 855,471**	**978**	**52**			
Medical Office										
Lee's Summit	Kansas City, MO	1	$ 11,260	$ 4,771	$ 16,031	52	50	2Q19	2Q20	2Q22
Ogden	Ogden, UT	1	9,259	8,929	18,188	70	66	2Q19	3Q20	3Q22
Brentwood	Nashville, TN	1	16,956	20,244	37,200	119	49	2Q19	4Q20	4Q22
Oak Hill	Tampa, FL	1	2,472	9,828	12,300	42	51	3Q19	4Q20	1Q22
Orange Park	Jacksonville, FL	1	640	15,930	16,570	63	48	4Q19	4Q21	2Q23
Centennial	Nashville, TN	1	1,212	47,619	48,831	172	45	4Q19	4Q21	4Q23
Raulerson	Miami, FL	1	686	15,849	16,535	52	54	4Q19	4Q21	3Q23
		7	**$ 42,484**	**$ 123,171**	**$ 165,655**	**570**	**50**			
		16	**$ 438,750**	**$ 582,376**	**$1,021,126**	**1,548**	**51**			

Projected stabilized yields typically range from 6.0% - 8.0%

(1) Includes lease commissions incurred to date and projected lease commissions through Stabilization.
(2) Economic stabilization typically occurs three to six months following Stabilized occupancy.
(3) During the quarter, Sorrento Summit totaling 28,000 square feet, The Cove at Oyster Point - Phase IV totaling 164,000 square feet, and one building at The Shore at Sierra Point - Phase I totaling 130,000 square feet were completed and placed into service.
(4) The Boardwalk includes the Redevelopment of 10275 Science Center Drive. CIP includes land and the net book value of the redeveloped building upon commencement of the project totaling $34 million.

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Redevelopments and Land Held for Development[1]

As of March 31, 2020, dollars and square feet in thousands; includes JV projects at share

REDEVELOPMENT PROJECTS IN PROCESS

Project[2]	MSA	Property Type	Property Count	Placed in Service	CIP[3]	Cost to Complete[3]	Total	Project Start	Estimated Completion Date[4]
				Incremental Costs					
Various SHOP	Various	SHOP	10	$ —	$ 34,539	$ 41,381	$ 75,920	2Q18 - 1Q20	2Q20 - 3Q22
Swedish IV	Denver, CO	Medical office	1	906	4,312	2,484	7,702	1Q19	2Q20
10410 Science Center Drive	San Diego, CA	Life science	1	—	16,973	17,164	34,137	1Q19	2Q20
Kendall Atrium	Miami, FL	Medical office	1	480	922	7,326	8,728	3Q19	4Q20
Plaza Medical	Dallas, TX	Medical office	1	—	278	3,899	4,177	4Q19	4Q20
11149 North Torrey Pines	San Diego, CA	Life science	1	—	2,448	16,958	19,406	1Q20	1Q21
			15	**$ 1,386**	**$ 59,472**	**$ 89,212**	**$ 150,070**		

Projected stabilized cash-on-cash return on incremental capital invested typically ranges from 9.0% to 12.0%

LAND HELD FOR DEVELOPMENT

Project	MSA	Property Type	Gross Site Acreage	Estimated Rentable Sq. Ft. / Units	Investment to Date
Forbes Research Center	San Francisco, CA	Life science	8	326 Sq. Ft.	$ 57,171
Modular Labs III	San Francisco, CA	Life science	2	106 Sq. Ft.	12,538
Directors Place	San Diego, CA	Life science	4	150 Sq. Ft.	8,488
101 CambridgePark Drive	Boston, MA	Life science	1	N/A	23,596
Oakmont Village	Santa Rosa, CA	SHOP	3	74 Units	2,341
Brandywine	Philadelphia, PA	CCRC	8	67 Units	797
Remaining	Various	Various	2	N/A	3,251
			28		**$ 108,182**

(1) Redevelopments are excluded from SS until they are Stabilized. See Glossary for further definition.
(2) During the quarter, 6965 Lusk was completed and placed in service.
(3) Includes lease commissions incurred to date and projected lease commissions through Stabilization. See Glossary for further definition.
(4) Excludes the completion of tenant improvements.

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Capital Expenditures

For the three months ended March 31, 2020, dollars in thousands, except per unit/square foot

FIRST QUARTER	Senior Housing Triple-net	SHOP	CCRC	Life Science	Medical Office	Other	Total
Portfolio at share							
Recurring capital expenditures	$ —	$ 3,970	$ 2,155	$ 672	$ 1,967	$ —	$ 8,764
Tenant improvements - 2nd generation	—	—	—	4,105	6,395	—	10,500
Lease commissions - 2nd generation[1]	—	—	—	1,426	3,045	—	4,471
AFFO capital expenditures[2]	**$ —**	**$ 3,970**	**$ 2,155**	**$ 6,203**	**$ 11,406**	**$ —**	**$ 23,734**
Revenue enhancing capital expenditures	1,827	6,019	4,525	2,385	4,928	—	19,684
Casualty related capital expenditures	—	132	27	—	—	—	159
Initial Capital Expenditures ("ICE")	—	522	991	1,224	97	—	2,833
Tenant improvements - 1st generation	—	—	—	14,561	7,740	—	22,301
Lease commissions - Dev/Redev/Acq	—	—	—	7,572	215	—	7,787
Development	—	(181)	—	78,858	16,213	—	94,890
Redevelopment	—	6,479	—	50,969	3,570	—	61,017
Capitalized interest	—	371	10	6,286	316	—	6,984
Total capital expenditures	**$ 1,827**	**$ 17,312**	**$ 7,709**	**$ 168,057**	**$ 44,485**	**$ —**	**$ 239,390**
Recurring capital expenditures per unit/sq. ft.	[3]	$280 per Unit	$319 per Unit	$0.08 per Sq. Ft.	$0.10 per Sq. Ft.		

(1) Excludes lease commissions on Development, Redevelopment, and 1st generation recently acquired vacant space.
(2) Includes $2.0 million of AFFO capital expenditures on unconsolidated JVs and excludes $0.1 million of non-controlling interest on AFFO capital expenditures on consolidated joint ventures.
(3) Senior housing triple-net per unit is not presented as it is not meaningful.

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Portfolio Diversification As of and for the quarter ended March 31, 2020, dollars in thousands PORTFOLIO INCOME BY MSA Property Senior Housing Medical MSA Count(1) Triple-net SHOP CCRC Life Science Office Other Total % of Total San Francisco, CA 84 $ 1,443 $ 2,834 $ — $ 66,658 $ 825 $ — $ 71,759 24 Dallas, TX 41 1,268 1,553 — — 16,305 1,582 20,708 7 San Diego, CA 41 — 921 — 14,298 2,312 — 17,531 6 Houston, TX 42 314 3,898 621 — 7,430 348 12,611 4 Los Angeles, CA 15 2,070 4,301 — — 1,217 3,834 11,422 4 Boston, MA 11 — 745 — 9,387 363 — 10,494 4 Tampa, FL 11 576 282 8,694 — 461 — 10,013 3 Philadelphia, PA 7 — 433 5,772 — 3,271 — 9,476 3 Seattle, WA 12 1,439 130 — — 6,313 — 7,882 3 Washington, DC 18 432 2,397 3,369 — 1,137 — 7,336 2 Remaining 339 21,713 23,517 12,013 4,024 47,749 6,336 115,351 39 Portfolio Cash NOI 621 $ 29,255 $ 41,010 $ 30,469 $ 94,367 $ 87,382 $ 12,099 $ 294,582 99 Interest income — — — — — — 3,688 3,688 1 Portfolio Income 621 $ 29,255 $ 41,010 $ 30,469 $ 94,367 $ 87,382 $ 15,787 $ 298,271 100 (1) Excludes fifteen properties in Development. 23 Return to TOC

Portfolio Diversification

As of and for the quarter ended March 31, 2020, dollars in thousands

PORTFOLIO INCOME BY OPERATOR/TENANT

	Tenant/Credit Exposure							Operator Exposure				
Operator/Tenant	Property Count[1]	Senior Housing Triple-net	Life Science	Medical Office	Other	Total	% of Portfolio Income	Property Count[1]	SHOP	CCRC	Total	% of Portfolio Income
Brookdale Senior Living	25 $	13,947 $	— $	— $	— $	13,947	5	22 $	6,649 $	3,469 $	10,118	3
Hospital Corp of America[2]	89	—	—	22,253	—	22,253	7	—	—	—	—	—
Life Care Services	—	—	—	—	—	—	—	17	1,293	20,304	21,597	7
Sunrise Senior Living	2	1,463	—	—	—	1,463	—	40	11,088	6,697	17,785	6
Amgen	7	—	13,613	—	—	13,613	5	—	—	—	—	—
Remaining	340	13,845	80,754	65,129	15,787	175,516	59	79	21,981	—	21,980	7
Portfolio Income	**463 $**	**29,255 $**	**94,367 $**	**87,382 $**	**15,787 $**	**226,791**	**76**	**158 $**	**41,010 $**	**30,469 $**	**71,479**	**24**

PRO FORMA PORTFOLIO INCOME BY OPERATOR/TENANT[3]

	Tenant/Credit Exposure							Operator Exposure				
Operator/Tenant	Property Count[1]	Senior Housing Triple-net	Life Science	Medical Office	Other	Total	% of Portfolio Income	Property Count[1]	SHOP	CCRC	Total	% of Portfolio Income
Life Care Services	— $	— $	— $	— $	— $	—	—	17 $	2,479 $	30,794 $	33,273	11
Hospital Corp of America[2]	89	—	—	22,253	—	22,253	8	—	—	—	—	—
Sunrise Senior Living	—	—	—	—	—	—	—	31	12,014	6,697	18,711	6
Brookdale Senior Living	24	10,392	—	—	—	10,392	4	19	6,769	—	6,769	2
Amgen	7	—	13,613	—	—	13,613	5	—	—	—	—	—
Remaining	326	10,552	80,754	62,708	14,555	168,569	57	65	22,102	—	22,102	7
Portfolio Income	**446 $**	**20,944 $**	**94,367 $**	**84,961 $**	**14,555 $**	**214,827**	**73**	**132 $**	**43,364 $**	**37,491 $**	**80,855**	**27**

(1) Excludes fifteen properties in Development.
(2) Includes Cash NOI for 1.4 million square feet in five properties that are 100% leased to HCA, and 2.9 million square feet in 84 properties partially leased to HCA.
(3) Pro forma to reflect the 2019 Brookdale Transaction closed 1/31/20, the sale of three Medical office properties for which the tenant has provided notice to exercise a purchase option, and certain other previously announced transactions. Pro forma Portfolio Income is further adjusted to reflect acquisitions, dispositions and operator transitions as if they occurred on the first day of the quarter.

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Expirations, Maturities and Purchase Options

As of March 31, 2020, dollars in thousands

EXCLUDES PURCHASE AND PREPAYMENT OPTIONS

			Annualized Base Rent[1]					
Year	Total	% of Total	Senior Housing Triple-net	Life Science	Medical Office	Other	Interest Income
2020[2][3]	$ 81,532	8	$ 4,765	$ 8,022	$ 67,480	$ 248	$ 1,016
2021	87,089	9	1,149	29,765	55,358	—	817
2022	110,824	11	1,977	34,186	53,672	12,594	8,394
2023[4]	100,717	10	9,808	46,107	42,958	—	1,844
2024	93,663	10	—	26,259	43,304	24,100	—
2025	108,812	11	—	50,435	58,377	—	—
2026	52,887	5	—	26,032	23,945	—	2,910
2027	102,621	11	45,668	41,434	15,518	—	—
2028	58,407	6	14,033	21,672	22,703	—	—
2029	72,289	7	—	58,900	13,389	—	—
Thereafter	103,845	11	19,222	48,286	30,348	5,989	—
Total	**$ 972,685**	**100**	**$ 96,623**	**$ 391,098**	**$ 427,051**	**$ 42,932**	**$ 14,981**
Weighted average maturity in years	5.4		7.4	6.1	4.2	5.0	3.1

MATERIAL NEAR-TERM PURCHASE OPTIONS

Maturity Year	Option Date[5]	Name	MSA	Property Type	Annualized Base Rent[1]	Option Price
2020[6]	12/2020	Frost Street	San Diego, CA	Medical office	$ 6,506	$ 106,000
2024[7]	5/2021	Hoag Hospital Irvine	Los Angeles, CA	Other	15,335	226,200
2022	2/2022	Frye Regional Medical Center	Hickory, NC	Other	8,601	67,675

(1) Annualized Base Rent does not include tenant recoveries, additional rent in excess of floors, and non-cash revenue adjustments.
(2) Includes month-to-month and holdover leases.
(3) Senior housing triple-net includes $4.8 million related to one master lease representing three properties which are being marketed for sale pursuant to our October 2019 agreement with Capital Senior Living.
(4) Senior housing triple-net includes $6.9 million related to a two-property master lease with Sunrise Senior Living for which we have reached an agreement to transition to SHOP.
(5) Reflects the earliest point at which the purchase option can be exercised.
(6) Tenant has provided notice of intent to exercise the purchase option with closing expected in June 2020 and posted a non-refundable deposit of $5.3 million.
(7) Tenant has provided notice of intent to exercise the purchase option with closing expected in May 2021 and posted a non-refundable deposit of $7 million.

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Triple-Net Master Lease Profile(1)(2) (1) Excludes properties held for sale or sold, master leases with properties acquired during the % of Weighted Portfolio Cash Average period required to calculate CFC, and master leases that include newly completed NOI and # of Leases/ Maturity in developments that are not Stabilized. Additionally, excludes a data point representing two Facility EBITDAR CFC Interest Income Data Points Years Guaranty(3) Sunrise properties for which an agreement has been reached to convert to SHOP in 2020. (2) Pro forma to exclude one master lease representing three properties which are being Less than 1.0x 1.5 3 7.4 100.0% marketed for sale pursuant to our October 2019 agreement with Capital Senior Living. 1.00x - 1.25x 3.6 1 7.8 100.0% Additionally, excludes a data point representing a property for which the tenant, Hoag, has 1.26x - 1.50x 1.3 1 10.5 100.0% provided notice of intent to exercise its purchase option. (3) Represents the percentage of total Cash NOI supported by a corporate guaranty. 1.51x and above 0.7 1 4.2 100.0% 26 Return to TOC

Senior Housing Triple-net

As of and for the quarter ended March 31, 2020, dollars in thousands, except REVPOR

INVESTMENTS[(1)]

Operator	Portfolio Investment	Portfolio Cash NOI	Count	Units	Occupancy %	REVPOR Triple-Net	Facility EBITDARM CFC	Facility EBITDAR CFC
Brookdale Senior Living	$ 456,167	$ 13,947	25	2,711	87.9	$ 5,256	1.23x	1.05x
Aegis Living	182,152	4,805	10	702	91.4	9,385	1.45x	1.27x
Harbor Retirement Associates	147,940	3,888	10	910	86.9	5,042	1.05x	0.90x
Capital Senior Living[(2)]	101,394	3,645	8	852	N/A	N/A	N/A	N/A
Sunrise Senior Living[(3)]	86,247	1,463	2	201	N/A	N/A	N/A	N/A
Remaining	61,292	1,506	9	595	71.8	4,826	0.67x	0.52x
Total[(2)(3)]	**$ 1,035,192**	**$ 29,255**	**64**	**5,971**	**86.7**	**$ 5,866**	**1.21x**	**1.04x**

SAME-STORE

	1Q19	2Q19	3Q19	4Q19	1Q20
Property count	52	52	52	52	52
Portfolio Investment	$ 829,444	$ 829,543	$ 830,295	$ 830,818	$ 832,570
Units	4,864	4,865	4,860	4,861	4,861
Occupancy %[(2)]	88.2	87.0	86.0	86.3	86.7
REVPOR Triple-net[(2)]	$ 5,712	$ 5,833	$ 5,861	$ 5,854	$ 5,866
Facility EBITDARM CFC[(2)]	1.31x	1.27x	1.25x	1.22x	1.21x
Facility EBITDAR CFC[(2)]	1.14x	1.09x	1.08x	1.05x	1.04x
Portfolio Real Estate Revenues	$ 20,212	$ 20,676	$ 22,345	$ 22,364	$ 21,962
Portfolio Operating Expenses	(44)	(44)	(45)	(38)	(49)
Portfolio NOI	**$ 20,168**	**$ 20,632**	**$ 22,300**	**$ 22,326**	**$ 21,913**
Portfolio Cash Real Estate Revenues	$ 20,866	$ 21,134	$ 21,138	$ 21,277	$ 21,417
Portfolio Cash Operating Expenses	(30)	(30)	(31)	(24)	(35)
Portfolio Cash NOI	**$ 20,836**	**$ 21,104**	**$ 21,107**	**$ 21,254**	**$ 21,382**
Year-Over-Year Three-Month SS Growth					**2.6%**

(1) Properties that are held for sale are included in property count, Investment, Cash NOI, and units, but are excluded from Occupancy, REVPOR Triple-net, and Facility EBITDARM and Facility EBITDAR CFC.

(2) Occupancy, REVPOR Triple-net, Facility EBITDARM and Facility EBITDAR CFC exclude eight Capital Senior Living properties that are held for sale or for which an agreement for early termination has been reached.

(3) Occupancy, REVPOR Triple-net, Facility EBITDARM and Facility EBITDAR CFC exclude two Sunrise Senior Living properties for which an agreement has been reached to convert to SHOP.

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Senior Housing Triple-net | New Supply

As of and for the quarter ended March 31, 2020, dollars in thousands

NEW SUPPLY ANALYSIS

	Senior Housing Triple-net Portfolio			5-Mile Radius[1]						
MSA	**Units**	**Portfolio Cash NOI**	**% of Triple-net Portfolio Cash NOI**	**Properties/ Units Under Construction[2]**	**Portfolio Cash NOI Exposed to New Supply[3]**	**5-Year 80+ Population Growth % 2020-2025**	**80+ Penetration Rate %**	**Median Household Income**	**Median Home Value**	**Unemploy-ment %**
US National Average						*16.5*	*12.0*	*$ 63*	*$ 230*	*3.8*
Los Angeles, CA	305	$ 2,070	7.1	1 / 40	$ 508	17.7	7.3	93	697	3.9
New York, NY	278	2,009	6.9	-- / --	—	13.8	1.5	86	645	4.1
Jacksonville, FL	397	1,798	6.1	-- / --	—	23.6	27.2	65	223	2.8
Portland, OR	438	1,709	5.8	2 / 271	230	24.7	23.1	76	372	4.3
Austin, TX	269	1,505	5.1	-- / --	—	20.6	16.8	82	493	2.7
Sebastian, FL	298	1,479	5.1	-- / --	—	16.1	10.8	62	250	4.2
San Francisco, CA	214	1,443	4.9	-- / --	—	16.9	10.1	125	891	2.7
Seattle, WA	206	1,439	4.9	1 / 106	363	16.1	13.5	107	699	3.1
Dallas, TX	206	1,268	4.3	1 / 126	192	26.2	17.4	84	233	3.2
Charlotte, NC	336	1,110	3.8	-- / --	—	27.1	17.6	74	243	3.4
Tucson, AZ	282	884	3.0	1 / 24	884	15.4	32.7	69	317	3.0
Denver, CO[4]	—	741	2.5	-- / --	—	N/A	N/A	N/A	N/A	N/A
Sacramento, CA	272	683	2.3	-- / --	—	14.7	12.1	70	362	4.1
Chicago, IL	104	627	2.1	-- / --	—	19.6	6.8	97	274	2.6
Bremerton, WA	103	615	2.1	-- / --	—	29.6	—	89	407	3.8
Ventura, CA	84	606	2.1	-- / --	—	17.0	13.1	79	606	3.5
Tampa, FL	99	576	2.0	-- / --	—	12.7	8.9	62	240	2.7
St. Louis, MO	179	575	2.0	-- / --	—	8.8	5.6	71	202	2.1
Amarillo, TX	132	538	1.8	-- / --	—	12.9	—	71	168	2.8
Fort Myers, FL	119	494	1.7	-- / --	—	16.0	14.3	49	182	3.9
Remaining	1,650	7,087	24.2	5 / 422	1,108	25.4	7.9	70	239	3.7
Total	**5,971**	**$ 29,255**	**100.0**	**11 / 989**	**$ 3,285**	**17.1**	**8.7**	**$ 79**	**$ 403**	**3.5**
% of Total Portfolio Income					**1.1%**					

(1) Demographic data provided by StratoDem Analytics for 2020. Construction and supply data provided by National Investment Center for Senior Housing and Care ("NIC") for the quarter ended March 31, 2020. Data reflects a 5-mile radius around each community and is weighted by Cash NOI. See Glossary for further discussion.

(2) Represents the number of properties and units with similar care types that are under construction.

(3) Represents total Portfolio Cash NOI exposed to new construction and material expansions.

(4) Denver properties sold in January 2020.

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SHOP[1]

As of and for the quarter ended March 31, 2020, dollars in thousands, except REVPOR

INVESTMENTS

Operator	Property Count	Portfolio Investment	Portfolio Cash NOI[2]	Units	Occupancy %	REVPOR SHOP
Sunrise Senior Living	38	$ 867,658	$ 11,088	3,746	83.8	$ 7,535
Oakmont Senior Living	12	575,087	9,080	1,049	92.9	8,103
Brookdale Senior Living	20	402,138	6,649	3,453	86.8	4,011
Atria Senior Living	28	557,964	5,539	3,618	88.8	4,454
Discovery Senior Living	10	474,656	3,424	1,428	78.4	4,450
Remaining	33	584,478	5,231	3,315	86.0	5,210
Total	**141**	**$ 3,461,980**	**$ 41,010**	**16,609**	**85.7**	**$ 5,810**

TOTAL SHOP PORTFOLIO

	1Q19	2Q19	3Q19	4Q19	1Q20
Property count	112	144	148	141	141
Investment	$ 2,705,226	$ 3,763,585	$ 4,039,969	$ 3,520,342	$ 3,461,980
Units	13,862	16,981	17,130	16,452	16,609
Occupancy %	82.7	82.1	83.4	85.8	85.7
REVPOR SHOP	$ 4,582	$ 4,917	$ 5,314	$ 5,538	$ 5,810
Portfolio Real Estate Revenues	$ 131,358	$ 182,400	$ 216,703	$ 214,314	$ 196,188
Portfolio Operating Expenses before management fee	(94,269)	(133,920)	(160,255)	(160,580)	(148,386)
Management fee	(6,489)	(7,650)	(9,374)	(7,946)	(7,323)
Portfolio NOI[2]	**$ 30,600**	**$ 40,830**	**$ 47,073**	**$ 45,789**	**$ 40,479**
Portfolio Cash Real Estate Revenues	$ 132,344	$ 183,534	$ 217,660	$ 215,056	$ 196,737
Portfolio Cash Operating Expenses before management fee	(94,073)	(134,156)	(160,473)	(160,705)	(148,404)
Management Fee	(6,489)	(7,650)	(9,374)	(7,946)	(7,323)
Portfolio Cash NOI[2]	**$ 31,782**	**$ 41,727**	**$ 47,812**	**$ 46,405**	**$ 41,010**
Portfolio Cash NOI Margin %	24.0	22.7	22.0	21.6	20.8

(1) Properties that are held for sale are included in property count, Portfolio Investment, Portfolio Cash NOI, and units, but are excluded from Occupancy and REVPOR SHOP.
(2) Portfolio NOI and Portfolio Cash NOI include identifiable COVID-19 related expenses of $2.6 million.

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SHOP | MSA

As of and for the quarter ended March 31, 2020, dollars in thousands, except REVPOR

OPERATING PORTFOLIO METRICS

MSA	Portfolio Investment	Portfolio Cash NOI	% of SHOP Portfolio Cash NOI	Units[1] AL	Units[1] IL	Occupancy %	REVPOR SHOP[1] AL	REVPOR SHOP[1] IL
Los Angeles, CA	$ 307,411	$ 4,301	10.5	677	—	89.9	$ 8,839	$ —
Houston, TX	188,791	3,898	9.5	311	1,723	87.5	4,807	2,912
New York, NY	223,013	3,319	8.1	718	—	86.0	8,436	—
San Francisco, CA	135,011	2,834	6.9	273	—	96.2	8,753	—
Washington, DC	235,267	2,397	5.8	975	100	79.3	7,717	—
Chicago, IL	130,156	1,568	3.8	251	610	83.3	6,201	3,566
Dallas, TX	142,076	1,553	3.8	483	621	76.4	4,230	3,037
Baltimore, MD	129,485	1,465	3.6	457	—	82.0	6,598	—
Sacramento, CA	97,423	1,304	3.2	158	—	94.6	7,910	—
Miami, FL	220,686	1,262	3.1	1,026	186	90.0	5,090	—
Denver, CO	75,075	1,144	2.8	154	437	81.0	4,776	4,196
Sarasota, FL	79,799	1,021	2.5	126	164	95.7	4,586	—
San Diego, CA	55,892	921	2.2	243	—	94.4	6,580	—
Riverside, CA	76,816	872	2.1	312	—	94.3	5,936	—
Killeen, TX	61,019	871	2.1	—	231	84.4	—	5,259
San Jose, CA	51,711	856	2.1	66	—	98.2	10,375	—
Melbourne, FL	75,567	830	2.0	—	163	94.7	—	4,857
Charlotte, NC	45,707	806	2.0	135	—	98.5	5,010	—
Phoenix, AZ[2]	39,162	759	1.9	—	210	N/A	N/A	N/A
Boston, MA	56,525	745	1.8	177	—	82.8	8,573	—
Remaining	1,035,388	8,286	20.2	4,192	1,430	84.4	6,068	4,242
Total	**$ 3,461,980**	**$ 41,010**	**100.0**	**10,734**	**5,875**	**85.7**	**$ 6,662**	**$ 3,808**

(1) Units and REVPOR SHOP are based on the majority type within each community. AL includes needs-based care, such as memory care.
(2) The Phoenix property is excluded from occupancy and REVPOR SHOP metrics as it is in redevelopment.

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SHOP | Same-Store

Dollars in thousands, except REVPOR

		1Q19		2Q19		3Q19		4Q19		1Q20	Sequential Growth	Year-Over-Year Growth
Property count		50		50		50		50		50	—	—
Portfolio Investment	$	1,075,517	$	1,088,387	$	1,095,926	$	1,084,460	$	1,088,167	0.3%	1.2 %
Units		6,677		6,678		6,678		6,678		6,675	— %	— %
Occupancy %		87.0		86.9		88.0		87.9		87.0	-90 bps	0 bps
REVPOR SHOP	$	4,609	$	4,608	$	4,567	$	4,532	$	4,630	2.2%	0.5 %
Portfolio Real Estate Revenues	$	59,993	$	60,167	$	60,504	$	60,096	$	60,792	1.2%	1.3%
Portfolio Operating Expenses before management fee		(38,739)		(39,084)		(39,829)		(39,809)		(39,933)	0.3%	3.1%
Management Fee		(3,053)		(3,034)		(3,048)		(2,932)		(2,807)	(4.3%)	(8.1%)
Portfolio NOI	**$**	**18,202**	**$**	**18,048**	**$**	**17,627**	**$**	**17,355**	**$**	**18,052**	**4.0%**	**(0.8%)**
Portfolio Cash Real Estate Revenues	$	60,421	$	60,392	$	60,589	$	60,057	$	60,665	1.0%	0.4 %
Portfolio Cash Operating Expenses before management fee		(38,829)		(39,102)		(39,930)		(39,859)		(39,920)	0.2%	2.8 %
Management Fee		(3,053)		(3,034)		(3,048)		(2,932)		(2,807)	(4.3%)	(8.1%)
Portfolio Cash NOI	**$**	**18,539**	**$**	**18,257**	**$**	**17,611**	**$**	**17,267**	**$**	**17,938**	**3.9%**	**(3.2%)** [1]
Portfolio Cash NOI Margin %		30.7		30.2		29.1		28.8		29.6	0.8%	(1.1%)

(1) Portfolio Cash NOI includes identifiable COVID-19 related expenses of $0.6 million. Exclusive of these costs, Same-Store Portfolio Cash NOI year-over-year growth would have been 0.0%. The change in our SS policy for transitions has no impact on 1Q reported growth rates.



Oakmont Mariner Point
Alameda, CA

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SHOP | Non-Same-Store[1][2]

Dollars in thousands, except REVPOR

	2Q19		3Q19		4Q19		1Q20	
	Property Count	Portfolio Cash NOI	Property Count	Portfolio Cash NOI	Property Count	Portfolio Cash NOI	Property Count	Portfolio Cash NOI
Same-Store	39	$ 20,550	48	$ 20,815	29	$ 10,591	50	$ 17,938
Segment conversions[3]	52	11,742	43	16,105	34	24,437	35	13,245
Acquisitions	12	5,007	17	7,094	17	8,207	17	8,520
Assets in Redevelopment & Redevelopment completed but not Stabilized	12	3,935	11	3,503	7	1,750	10	2,387
Assets in Development & Development completed but not Stabilized	—	—	—	—	—	—	2	(350)
Assets held for sale	20	677	20	907	28	1,042	27	1,143
Assets Sold	—	271	—	(80)	—	(332)	—	(219)
Other Non-SS NOI	—	(1,800)	—	(1,531)	—	(944)	—	(1,655)
Total SHOP	**135**	**$ 40,382**	**139**	**$ 46,814**	**115**	**$ 44,749**	**141**	**$ 41,010**

	2Q19		3Q19		4Q19		1Q20	
	Occupancy %[4]	REVPOR SHOP[5]	Occupancy %[4]	REVPOR SHOP[5]	Occupancy %[4]	REVPOR SHOP[5]	Occupancy %[4]	REVPOR SHOP[5]
Same-Store	87.2	$ 4,378	86.5	$ 4,315	87.4	$ 4,675	87.0	$ 4,630
Segment conversions[3]	81.1	6,338	83.4	7,330	86.4	6,163	85.1	7,266
Acquisitions	80.8	4,786	79.6	5,803	81.4	5,985	82.3	6,053
Assets in Redevelopment & Redevelopment completed but not Stabilized	75.3	4,785	75.2	4,756	72.4	4,372	76.6	4,712
Assets in Development & Development completed but not Stabilized	—	—	—	—	—	—	49.0	5,757
Assets held for sale	71.8	4,321	73.0	4,459	75.4	4,820	74.8	5,543
Assets Sold	94.3	2,870	70.6	3,069	63.8	4,082	93.4	4,102
Total SHOP	**81.5**	**$ 4,993**	**82.2**	**$ 5,335**	**82.2**	**$ 5,426**	**82.4**	**$ 5,590**

(1) Information presented is as originally reported for each quarter. See the Earnings Release and Supplemental report and the Discussion and Reconciliation of Non-GAAP Financial Measures found at http://ir.healthpeak.com/quarterly-results for each quarter for further information on the Same-Store Portfolio Cash NOI definition, uses and inherent limitations, and reconciliation to the most directly comparable financial measures calculated and presented in accordance with GAAP.
(2) Property count is as of the end of each quarter presented and Portfolio Cash NOI represents the full period a property was held in each quarter presented.
(3) Represents properties converted to SHOP that do not meet the criteria for SS for the period presented due to the twelve-month stabilization period following conversion. A property must be in a consistent reporting structure for the full period presented and the year-over-year comparison period in order to be included in SS.
(4) Occupancy represents the facilities' average operating occupancy for the periods presented, based on units, weighted to reflect our share and excludes facilities for which data is not available or meaningful. All facility financial performance data was derived solely from information provided by operators without independent verification by us.
(5) REVPOR SHOP represents the average Cash Real Estate Revenues per occupied unit for the periods presented. REVPOR cannot be derived from the information presented for the SHOP portfolio as units reflect 100% of the unit capacities for unconsolidated JVs and revenue is at the Company's pro rata share.

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SHOP | New Supply

As of and for the quarter ended March 31, 2020, dollars in thousands

NEW SUPPLY ANALYSIS

	SHOP				5-Mile Radius[1]					
MSA	**Units**	**Portfolio Cash NOI**	**% of SHOP Portfolio Cash NOI**	**Properties/ Units Under Construction[2]**	**Portfolio Cash NOI Exposed to New Supply[3]**	**5-Year 80+ Population Growth % 2020-2025**	**80+ Penetration Rate %**	**Median Household Income**	**Median Home Value**	**Unemploy-ment%**
US National Average						*16.5*	*12.0*	*$ 63*	*$ 230*	*3.8*
Los Angeles, CA	677	$ 4,301	10.5	1 / 142	$ 1,183	16.8	6.2	114	871	3.4
Houston, TX	2,034	3,898	9.5	2 / 518	1,688	25.7	18.3	93	309	2.9
New York, NY	718	3,319	8.1	3 / 416	1,881	12.1	9.0	120	531	3.2
San Francisco, CA	273	2,834	6.9	-- / --	—	17.2	11.7	103	716	3.3
Washington, DC	1,075	2,397	5.8	6 / 595	489	19.7	7.9	116	535	2.7
Chicago, IL	861	1,568	3.8	2 / 227	19	17.4	16.6	104	326	3.4
Dallas, TX	1,104	1,553	3.8	1 / 126	32	26.0	16.0	73	217	3.7
Baltimore, MD	457	1,465	3.6	-- / --	—	18.7	7.4	98	360	3.4
Sacramento, CA	158	1,304	3.2	3 / 227	1,304	16.8	17.4	91	439	3.4
Miami, FL	1,212	1,262	3.1	6 / 788	903	13.3	9.4	61	267	3.6
Denver, CO	591	1,144	2.8	3 / 571	532	18.7	16.4	72	418	3.2
Sarasota, FL	290	1,021	2.5	1 / 198	473	14.1	10.2	60	234	3.3
San Diego, CA	243	921	2.2	-- / --	—	11.6	18.1	89	592	3.0
Riverside, CA	312	872	2.1	1 / 124	87	22.1	5.1	96	538	3.7
Killeen, TX	231	871	2.1	-- / --	—	18.6	—	56	150	3.0
San Jose, CA	66	856	2.1	1 / 200	856	13.9	8.4	127	2,056	2.6
Melbourne, FL	163	830	2.0	-- / --	—	15.2	9.0	67	247	3.1
Charlotte, NC	135	806	2.0	-- / --	—	27.5	17.3	89	288	3.0
Phoenix, AZ	210	759	1.9	-- / --	—	20.7	14.3	60	243	4.2
Boston, MA	177	745	1.8	1 / 112	594	12.6	11.0	95	663	2.4
Remaining	5,622	8,286	20.2	12 / 1,194	2,876	16.8	15.4	75	301	3.2
Total	**16,609**	**$ 41,010**	**100.0**	**43 / 5,438**	**$ 12,917**	**17.0**	**11.6**	**$ 91**	**$ 460**	**3.2**
% of Total Portfolio Income					**4.3%**					

(1) Demographic data provided by StratoDem Analytics for 2020. Construction and supply data provided by NIC for the quarter ended March 31, 2020. Data reflects a 5-mile radius around each community and is weighted by Cash NOI. See Glossary for further discussion.
(2) Represents the number of properties and units with similar care types that are under construction.
(3) Represents total Portfolio Cash NOI exposed to new construction and material expansions.

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CCRC

Dollars in thousands, except REVPOR

CCRC

Operator	Property Count	Portfolio Investment	Portfolio Real Estate Revenues, excluding NREFS	NREF Amortization	Portfolio Cash Opex	Portfolio Adjusted NOI[1]	Units	Occupancy %	REVPOR CCRC	NREF Cash Collections
Life Care Services[2]	13	$ 1,809,287	$ 60,128	$ 10,645	$ (50,469)	$ 20,304	6,380	86.2	6,269	$ 10,411
Sunrise Senior Living[3]	2	335,321	17,455	3,552	(14,310)	6,697	1,052	86.4	7,700	752
Brookdale Senior Living[4]	2	60,424	19,572	1,897	(18,002)	3,469	889	N/A	N/A	2,213
Total	**17**	**$ 2,205,032**	**$ 97,155**	**$ 16,095**	**$ (82,781)**	**$ 30,469**	**8,321**	**86.2**	**6,507**	**$ 13,376**

TOTAL CCRC PORTFOLIO

	1Q19	2Q19	3Q19	4Q19	1Q20
Property count	15	15	15	17	17
Investment	$ 733,817	$ 739,505	$ 739,889	$ 1,082,447	$ 2,205,032
Units	7,269	7,270	7,272	8,323	8,321
Occupancy %	85.8	85.7	85.1	85.8	86.2
REVPOR CCRC	$ 5,208	$ 5,262	$ 5,243	$ 5,290	$ 6,507
Portfolio Real Estate Revenues	$ 52,238	$ 52,835	$ 52,671	$ 56,642	$ 113,427
Portfolio Operating Expenses before management fee	(38,759)	(39,785)	(40,502)	(42,755)	(78,318)
Management fee	(2,619)	(2,671)	(2,691)	(2,908)	(96,201) [5]
Portfolio NOI	**$ 10,860**	**$ 10,380**	**$ 9,478**	**$ 10,980**	**$ (61,091)** [1]
Portfolio Cash Real Estate Revenues	$ 55,745	$ 57,696	$ 58,419	$ 59,887	$ 113,250
Portfolio Cash Operating Expenses before management fee	(38,813)	(39,901)	(40,615)	(42,846)	(78,283)
Management Fee	(2,619)	(2,671)	(2,691)	(2,908)	(4,498)
Portfolio Adjusted NOI	**$ 14,313**	**$ 15,124**	**$ 15,112**	**$ 14,134**	**$ 30,469** [1]
Portfolio Adjusted NOI Margin %	25.7	26.2	25.9	23.6	26.9

(1) Portfolio NOI and Portfolio Adjusted NOI include identifiable COVID-19 related expenses of $0.3 million.
(2) In February 2020, we acquired Brookdale Senior Living's 51% interest in a CCRC joint venture (holding thirteen buildings) for $541 million (based on a gross valuation of $1.06B), bringing our equity ownership to 100%. Portfolio NOI and Portfolio Adjusted NOI represent two months of activity for Life Care Services ("LCS").
(3) Sunrise Senior Living converted from a triple-net lease to a RIDEA structure in December 2019. Occupancy and REVPOR CCRC include these properties starting 1Q20.
(4) Brookdale Senior Living includes our 49% share of one month of the thirteen assets transitioned to LCS on February 1, 2020 and three months of the two remaining Brookdale JV assets. The two remaining properties are excluded from Occupancy and REVPOR CCRC as they are held for sale.
(5) Includes management termination fee expense, transitions costs, net of income tax benefit related to Healthpeak's acquisition of Brookdale's 51% interest in thirteen CCRCs.

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Life Science As of and for the quarter ended March 31, 2020, dollars and square feet in thousands INVESTMENTS(1) Property Portfolio Portfolio Cash Square Occupancy MSA Count Investment NOI Feet % San Francisco, CA 77 $ 3,577,351 $ 66,658 5,041 93.9 San Diego, CA 34 920,869 14,298 2,109 95.2 Boston, MA 8 879,176 9,387 963 91.8 Remaining 7 146,546 4,024 476 100.0 126 $ 5,523,943 $ 94,367 8,588 94.3 SAME-STORE 1Q19 2Q19 3Q19 4Q19 1Q20 Property Count 95 95 95 95 95 Portfolio Investment $ 3,357,287 $ 3,368,133 $ 3,384,390 $ 3,408,212 $ 3,425,057 Square Feet 6,050 6,047 6,047 6,047 6,045 Occupancy % 96.9 95.5 97.2 95.5 95.1 Portfolio Real Estate Revenues $ 80,057 $ 82,340 $ 84,475 $ 82,012 $ 82,551 Portfolio Operating Expenses (18,369) (19,843) (20,650) (20,278) (19,292) Portfolio NOI $ 61,688 $ 62,497 $ 63,825 $ 61,733 $ 63,259 Portfolio Cash Real Estate Revenues $ 78,382 $ 80,347 $ 82,708 $ 81,827 $ 81,156 Portfolio Cash Operating Expenses (18,356) (19,830) (20,637) (20,265) (19,279) Portfolio Cash NOI $ 60,026 $ 60,517 $ 62,071 $ 61,562 $ 61,878 Year-Over-Year Three-Month SS Growth % 3.1% (1) Excludes eight properties that are in Development. 35 Return to TOC

Life Science

As of March 31, 2020, dollars and square feet in thousands

SELECTED LEASE EXPIRATION DATA (NEXT 5 YEARS)

	Total			San Francisco			San Diego		Boston		Remaining	
Year	Leased Square Feet	%	Annualized Base Rent[1]	%	Square Feet	Annualized Base Rent[1]	Square Feet	Annualized Base Rent[1]	Square Feet	Annualized Base Rent[1]	Square Feet	Annualized Base Rent[1]
2020[2]	202	2	$ 8,022	2	102	$ 4,015	63	$ 2,289	37	$ 1,718	—	$ —
2021	530	7	29,765	8	358	22,676	107	4,462	64	2,627	—	—
2022	794	10	34,186	9	341	18,834	373	12,916	11	453	70	1,982
2023	792	10	46,107	12	642	40,069	150	6,038	—	—	—	—
2024	427	5	26,259	7	427	26,259	—	—	—	—	—	—
Thereafter	5,356	66	246,760	63	2,865	158,627	1,314	35,462	772	40,052	406	12,620
	8,100	**100**	**$ 391,098**	**100**	**4,734**	**$ 270,480**	**2,007**	**$ 61,166**	**884**	**$ 44,851**	**476**	**$ 14,602**

TENANT CONCENTRATION

	Remaining Lease Term in Years	Leased Square Feet		Annualized Base Rent[1]		
		Amount	% of Total	Amount	% of Total	Credit Rating
Amgen	3.2	684	8	$ 52,036	13	A-
Myriad Genetics	5.2	359	4	11,130	3	—
Global Blood Therapeutics	9.9	164	2	10,804	3	—
Denali Therapeutics	9.1	148	2	9,823	3	—
Rigel Pharmaceuticals	2.8	147	2	9,725	2	—
General Atomics	9.9	621	8	9,178	2	—
AstraZeneca Pharmaceuticals	7.0	156	2	8,847	2	BBB+
Nuvasive	14.9	252	3	8,450	2	—
MyoKardia	9.8	130	2	8,180	2	—
Shire	8.6	184	2	7,330	2	BBB+
Remaining	5.9	5,256	65	255,594	65	
	6.1	**8,100**	**100**	**$ 391,098**	**100**	



Office 2%
University, Government, Research 3%
Public Biotech / Medical Device 55%
R&D 6%
Pharma 12%
Private Biotech / Medical Device 22%

(1) Annualized Base Rent does not include tenant recoveries, additional rent in excess of floors, and non-cash revenue adjustments.
(2) Includes month-to-month and holdover leases.

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Life Science Square feet in thousands LEASING ACTIVITY Annualized Tenant Trailing Twelve Leased Base Rent % Change in Improvements Leasing Costs Average Lease Month Retention Square Feet Per Sq. Ft. Cash Rents per Sq. Ft.(1) per Sq. Ft.(1) Term (Months) Rate Leased Square Feet as of December 31, 2019 7,940 $ 46.95 Developments placed into service 322 62.23 Redevelopments placed in service 39 48.39 Properties placed into redevelopment (45) 37.82 Expirations (215) 40.80 Renewals, amendments and extensions 75 54.49 15.2 $ — $ 2.52 53 66.5% New leases 96 48.09 6.95 2.40 90 Terminations (112) 54.81 Leased Square Feet as of March 31, 2020 8,100 $ 48.28 (1) Average cost per lease year. Hayden Campus Boston, MA 37 Return to TOC

Medical Office

As of and for the quarter ended March 31, 2020, dollars and square feet in thousands

PORTFOLIO BY MARKET[(1)]

					Square Feet						
					On-campus[(2)]		Off-campus[(3)]		Total		
MSA	Property Count	Portfolio Investment	Portfolio Cash NOI	Occupancy %	Multi-tenant	Single-tenant	Multi-tenant	Single-tenant	Multi-tenant	Single-tenant	% of Total
Dallas, TX	27	$ 723,718	$ 16,305	92.2	1,901	1,352	287	54	2,188	1,406	17
Houston, TX	30	407,213	7,430	87.4	1,490	1,365	287	—	1,777	1,365	15
Seattle, WA	6	228,436	6,313	93.8	667	—	—	—	667	—	3
Denver, CO	16	285,039	5,269	83.6	1,077	—	35	—	1,113	—	5
Nashville, TN	14	182,128	4,876	92.7	1,290	10	—	—	1,290	10	6
Louisville, KY	12	233,224	4,463	96.1	668	17	447	15	1,115	32	5
Salt Lake City, UT	13	147,196	3,300	91.5	434	63	261	7	695	71	4
Philadelphia, PA	3	381,393	3,271	86.0	700	—	242	90	942	90	5
Phoenix, AZ	13	189,013	3,098	87.4	519	—	207	—	726	—	3
San Diego, CA	5	110,923	2,312	97.6	—	176	155	—	155	176	2
Miami, FL	9	98,919	2,243	88.0	451	—	—	30	451	30	2
Greenville, SC	13	150,259	2,044	100.0	232	560	—	40	232	600	4
Kansas City, MO	4	95,330	1,803	96.8	299	—	—	8	299	8	1
Las Vegas, NV	6	114,325	1,678	75.8	536	—	—	—	536	—	3
Fresno, CA	1	59,689	1,495	100.0	—	56	—	—	—	56	—
Ogden, UT	8	63,130	1,323	91.6	268	—	—	68	268	68	2
Los Angeles, CA	4	66,332	1,217	86.3	106	—	97	—	202	—	1
Washington, DC	3	66,610	1,137	91.4	55	29	99	—	154	29	1
Sacramento, CA	2	75,514	1,047	99.0	—	—	29	92	29	92	1
San Antonio, TX	4	56,156	1,039	79.0	354	—	—	—	354	—	2
Remaining	69	870,790	15,719	95.8	1,823	1,243	414	365	2,237	1,609	18
	262	**$ 4,605,337**	**$ 87,382**	**91.2**	**12,869**	**4,871**	**2,560**	**769**	**15,429**	**5,640**	**100**

(1) Excludes seven properties that are in Development. Properties that are held for sale are included in property count, Investment, Cash NOI, and square feet but are excluded from Occupancy.
(2) Includes 7.8 million square feet subject to ground leases with average expirations of 56 years and renewal options generally ranging from 10 to 25 years.
(3) Includes medical office buildings that are off-campus, adjacent (within 0.25 miles of a hospital campus) and anchored (the asset is off-campus, but is 1/3 or more leased to a health system or physician group).

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Medical Office

As of and for the quarter ended March 31, 2020, square feet in thousands

SQUARE FEET BY HEALTH SYSTEM

Health System	Health System Rank[1]	Credit Rating	Square Feet: On-Campus	Adjacent[2]	Anchored[2]	Off-Campus	Total	% of Total	Directly Leased by Health System: % Square Feet	% of Annualized Base Rent
HCA	2	Ba1	8,826	236	60	—	9,122	43.3	24.9	24.7
Community Health Systems, Inc.	11	Caa3	1,189	—	51	—	1,239	5.9	5.8	3.8
Norton Healthcare	131	0	685	328	15	—	1,028	4.9	3.2	3.4
Memorial Hermann Health System	46	A1	1,709	—	80	—	1,788	8.5	4.7	2.5
Providence Health & Services	4	Aa3	563	—	—	—	563	2.7	1.4	2.2
Jefferson Health	166	A2	700	—	—	—	700	3.3	2.2	2.1
Prisma Health	74	A3	792	—	40	—	832	3.9	2.3	1.9
Steward Health Care	N/A	—	718	—	—	—	718	3.4	1.6	1.4
Remaining - credit rated			2,228	478	1,082	—	3,788	18.0		
Non-credit rated			330	56	193	711	1,289	6.1		
Total			**17,740**	**1,098**	**1,521**	**711**	**21,069**	**100.0**	**46.1**	**42.0**
% of Total			**84.2**	**5.2**	**7.2**	**3.4**				
Total Healthcare Affiliated					**96.6%**					

LEASING ACTIVITY

	Leased Square Feet	Annualized Base Rent Per Sq. Ft.	% Change in Cash Rents[3]	Tenant Improvements per Sq. Ft.[4]	Leasing Costs per Sq. Ft.[4]	Average Lease Term (Months)	Trailing Twelve Month Retention Rate
Leased Square Feet as of December 31, 2019	**19,279**	**$ 24.77**					
Developments and Redevelopments	23	21.00					
Expirations	(664)	23.95					
Renewals, amendments and extensions	467	23.62	2.6	$ 1.99	$ 0.86	54	79.1%
New leases	110	26.32		5.75	1.42	61	
Terminations	(15)	27.44					
Leased Square Feet as of March 31, 2020	**19,200**	**$ 24.97**					

(1) Ranked by revenue based on the 2018 *Modern Healthcare's Healthcare Systems Financial Database*. Systems denoted as N/A are not reported.
(2) Denotes whether the medical office building is adjacent (within 0.25 miles) to a hospital campus or anchored (the asset is off-campus, but is 1/3 or more leased to a health system or physician group).
(3) For comparative purposes, reflects adjustments for leases that converted to a different lease type upon renewal, amendment or extension of the original lease.
(4) Average cost per lease year.

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Medical Office

As of and for the quarter ended March 31, 2020, dollars and square feet in thousands

SELECTED LEASE EXPIRATION DATA (NEXT 5 YEARS)[1]

	Total			On-Campus			Off-Campus	
Year	Leased Square Feet	%	Annualized Base Rent[2]	%	Square Feet	Annualized Base Rent[2]	Square Feet	Annualized Base Rent[2]
2020[3]	2,494	13	$ 67,480	16	2,148	$ 59,491	346	$ 7,988
2021	2,199	12	55,358	13	1,907	47,960	292	7,398
2022	2,213	12	53,672	13	1,754	42,487	459	11,185
2023	1,687	9	42,958	10	1,410	35,883	277	7,076
2024	1,582	8	43,304	10	1,208	33,517	374	9,786
Thereafter	8,903	47	164,280	38	7,723	137,138	1,180	27,142
	19,077	**100**	**$ 427,051**	**100**	**16,150**	**$ 356,475**	**2,928**	**$ 70,576**

SAME-STORE

	1Q19	2Q19	3Q19	4Q19	1Q20
Property Count	252	252	252	252	252
Portfolio Investment	$ 4,143,827	$ 4,157,356	$ 4,172,395	$ 4,199,588	$ 4,220,027
Square Feet	20,003	20,006	20,006	20,008	20,008
Occupancy %	92.1	92.2	92.2	92.2	91.6
Portfolio Real Estate Revenues	$ 124,612	$ 124,588	$ 126,308	$ 126,462	$ 126,421
Portfolio Operating Expenses	(42,311)	(43,125)	(44,388)	(43,883)	(43,108)
Portfolio NOI	**$ 82,302**	**$ 81,462**	**$ 81,920**	**$ 82,579**	**$ 83,313**
Portfolio Cash Real Estate Revenues	$ 122,164	$ 122,708	$ 124,104	$ 124,528	$ 124,566
Portfolio Cash Operating Expenses	(41,657)	(42,473)	(43,734)	(43,235)	(42,467)
Portfolio Cash NOI	**$ 80,507**	**$ 80,236**	**$ 80,371**	**$ 81,294**	**$ 82,099**
		Year-Over-Year Three-Month SS Growth %			**2.0%**

(1) Excludes 123,000 square feet and Annualized Base Rent of $3.2 million related to two assets held for sale at March 31, 2020.
(2) Annualized Base Rent does not include tenant recoveries, additional rent in excess of floors, and non-cash revenue adjustments.
(3) Includes month-to-month and holdover leases.

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Other | Wholly-owned

As of and for the quarter ended March 31, 2020, dollars in thousands

LEASED PROPERTIES

Type/Operator	Property Count	Portfolio Investment	Portfolio Cash NOI	Beds	Occupancy %(1)	Facility EBITDARM CFC(1)	Facility EBITDAR CFC(1)
Hospitals	10	$ 254,561	$ 11,949	930	50.2	4.07x	3.71x
Other investments	1	813	150	—	N/A	N/A	N/A
Total	**11**	**$ 255,374**	**$ 12,099**				

DEBT INVESTMENTS

	Investment	Interest Income	Yield	Weighted Average Maturity in Years
620 Terry Development Loan(2)	$ 108,485	$ 1,736	6.5%	2.7
Boynton Beach Mortgage Loan	42,642	709	6.3%	5.8
Remaining	98,363	1,242	5.8%	1.9
Total Debt Investments	**$ 249,489**	**$ 3,688**	**6.7%**	**2.9**

SAME-STORE

	1Q19	2Q19	3Q19	4Q19	1Q20
Property count	11	11	11	11	11
Portfolio Investment	$ 254,924	$ 254,924	$ 254,924	$ 255,374	$ 255,374
Beds	956	956	956	930	930
Occupancy %(1)	49.8	52.6	52.1	50.5	50.2
Facility EBITDARM CFC(1)	3.56x	3.92x	4.02x	4.07x	4.07x
Facility EBITDAR CFC(1)	3.21x	3.57x	3.66x	3.71x	3.71x
Portfolio Real Estate Revenues	$ 10,245	$ 10,271	$ 10,247	$ 10,307	$ 10,412
Portfolio Operating Expenses	(5)	(5)	(5)	(75)	(5)
Portfolio NOI	**$ 10,240**	**$ 10,266**	**$ 10,242**	**$ 10,232**	**$ 10,407**
Portfolio Cash Real Estate Revenues	$ 10,440	$ 10,489	$ 10,716	$ 10,768	$ 10,873
Portfolio Cash Operating Expenses	(5)	(5)	(5)	(75)	(5)
Portfolio Cash NOI	**$ 10,435**	**$ 10,484**	**$ 10,712**	**$ 10,693**	**$ 10,868** (3)
Year-Over-Year Three-Month SS Growth					**4.2%**

(1) Certain operators in our hospital portfolio are not required under their respective leases to provide operational data.

(2) Investment represents fundings under the $115 million participating development loan for the construction of 620 Terry, a $147 million senior housing development located in Seattle. Upon sale or refinancing, we will receive 20% of fair market value in excess of the total development cost.

(3) Includes $0.1 million related to the collection of bad debt.

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2020 Outlook & Additional Information

Projected full year 2020, dollars in millions, except per share amounts

Please note that the figures provided on these pages do not represent guidance, but an outlook to help quantify the potential outcomes and impacts from COVID-19.

	Previous Guidance (Withdrawn)	Full Year 2020 Outlook (May 5, 2020)
Net income, FFO and FFO as Adjusted per Share		
Diluted earnings per common share	$0.70 - $0.76	Withdrawn
Diluted NAREIT FFO per common share	$1.64 - $1.70	Withdrawn
Diluted FFO as Adjusted per common share	$1.77 - $1.83	Withdrawn
Annualized dividend per share	$1.48	$1.48
Year-Over-Year Same-Store Cash NOI		
Total Portfolio	2.00% - 3.00%	Withdrawn
Other Supplemental Information - Cash Addition (Reduction)		
Amortization of deferred compensation	$16 - $18	$16 - $18
Amortization of deferred financing costs	$9 - $13	$9 - $13
Straight-line rents	($34) - ($39)	Withdrawn
Recurring capital expenditures	($85) - ($105)	($80) - ($100)
Deferred income taxes	($9) - ($15)	Withdrawn
Other AFFO adjustments - primarily JV AFFO Capital	($3) - ($7)	($3) - ($7)
Capital Expenditures (excluding AFFO Capital Expenditures)[(1)]		
1st generation tenant improvements / ICE	$75 - $100	$50 - $75
Revenue enhancing	$75 - $100	$50 - $75
Development and Redevelopment	$650 - $700	$450 - $500
Development loan funding	$15 - $25	$15 - $25
Other Items		
Interest income	$12 - $16	$12 - $16
General and administrative	$87 - $93	$87 - $93
Interest expense	$235 - $255	$225 - $245
Share of Unconsolidated JVs Cash NOI	$34 - $42	Withdrawn
Share of Unconsolidated JVs FFO	$31 - $39	Withdrawn

(1) Includes our Share of Unconsolidated JVs.

Same-Store Update

The components to our Total Portfolio year-over-year Same-Store Cash NOI Outlook are provided below:

	Previous Guidance (Withdrawn)	FY 2020 SS Cash NOI
Medical office	1.75 % - 2.75%	1.00% - 2.00%
Life science	4.00 % - 5.00%	3.00% - 4.00%
Senior housing	(1.00%) - 1.00%	Withdrawn
Other	1.75 % - 2.50%	1.75% - 2.50%
Total Portfolio	**2.00 % - 3.00%**	**Withdrawn**

Sources & Uses Update

Transaction	**Previous Guidance (Withdrawn)**	**Outlook**
Equity Forwards[(a)]	$1,050	$1,062
Dispositions[(b)]	500	250
Debt proceeds[(c)]	325	—
Total Sources	**$1,875**	**$1,312**
Capital spend[(d)]	$850	$600
Acquisition pipeline[(e)]	800	350
Brookdale Transaction	225	225
Increase in cash	—	137
Total Uses	**$1,875**	**$1,312**

Sources & Uses Commentary

(a) Accelerated the settlement of all remaining equity forwards, totaling $1.062B of proceeds, prior to end of 1Q 2020.

(b) Closed on $130M of dispositions to date, and anticipate completing $120M of additional medical office dispositions in 2020 (includes $106M tenant's purchase option exercise of the Frost Street MOBs). Excludes completed sale of 18 NNN assets as part of the Brookdale Transaction.

(c) Reduced debt proceeds in conjunction with delay in acquisitions to 2021.

(d) Estimated capital spend reduced by $250M ($200M in development and redevelopment and $50M in other non-AFFO capital) in 2020 due to delays in construction activity and project starts.

(e) Closed on The Post acquisition on April 1st for $320M. Approximately $450M reduction in acquisition guidance related to Oakmont ROFOs. Excludes completed purchase of 51% interest in 13 CCRCs related to the Brookdale Transaction.

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2020 Outlook & Additional Information

Dollars in millions, except per share data

Known Items

	Type of Impact	FFO Per Share	Commentary
Acceleration of equity forwards	Timing Only	$(0.035)	Reflects accelerated settlement of $1.06B compared to withdrawn guidance
Acceleration of Frost Street PO	Timing Only	$(0.005)	Reflects acceleration of tenant's $106M purchase option exercise from February 2021 to June 2020 (6.0% cash yield)
Reduction of acquisition guidance	Timing Only	$(0.015)	Reduced acquisitions from $800M to $350M (5.5% blended cash yield), primarily related to the Oakmont ROFO delay
Development earn-in	Timing Only	$(0.005)	Reduced development earn-in as a result of delayed construction
Reduction of disposition guidance	Timing Only	$0.015	Reduced disposition guidance from $500M to $250M (7% blended cash yield)
Reduction in LIBOR	--	$0.005	Approximately 100 bps decline in LIBOR

Medical Office / Life Science (assumes 2 to 6 months COVID-19 disruption)

		FFO Per Share		
	Type of Impact	Low	High	Commentary
Medical Office performance	GAAP and Cash	$(0.005)	$(0.015)	Short-term delays in new leasing, lower parking revenue due to lower patient volume, and increased bad debt reserve
Life Science performance	GAAP and Cash	$(0.01)	$(0.02)	Short-term slow down in leasing impacting occupancy at vacancies through year-end and increased bad debt reserve
TI revenue recognition[1]	Timing and GAAP	$(0.015)	$(0.04)	Assumes construction delays across TI projects, impacting near-term revenue recognition

SHOP / CCRC Assumptions Outlook[2][3][4]

	Estimated Monthly COVID-19 Impact		
	SHOP	CCRC	Commentary
Occupancy[5]			
Move-ins during COVID-19 disruption	0 - 2%	0 - 0.5%	Move-ins decline in response to COVID-19 protocols, sheltering in place and reduced in person tours
Move-outs during COVID-19 disruption[6]	3 - 5%	0.75 - 1.25%	Assumes involuntary move-outs increase offset by a decrease in voluntary move-outs, net result in line with historical averages
Net attrition during COVID-19 disruption	2 - 4%	0.5 - 1%	Decline in move-ins, however move-outs unaffected by COVID-19
Senior Housing expenses[7]			
Total expenses during COVID-19 disruption[8]	5 - 15%		Primarily driven by 5-15% labor and 30-90% supply expense increases (which represent 60% and 4% of senior housing operating expenses, respectively), partially offset by reduced variable expenses due to lower occupancy

Ongoing Rent Collectability Assessment

	Type of Impact	FFO Per Share	Commentary
Straight-line rent write-off	GAAP Only	Unknown	The extent of COVID-19's impact on our tenant's financial health is unknown
Accounts receivable write-off	GAAP and Cash	Unknown	The extent of COVID-19's impact on our tenant's financial health is unknown
Senior Housing NNN leases	GAAP and Cash	< ($0.01)	Currently ongoing discussions with two tenants

(1) Assumptions are in addition to the $10M previously provided in withdrawn guidance.
(2) Represents monthly sequential impact.
(3) Does not include any impact from income taxes.
(4) Skilled nursing units in our CCRC portfolio received $10M of CARES Act funding in April. This represents pro rata funding provided to all Medicare providers, not a program applied for.
(5) SHOP Occupancy as of 1Q, total SHOP units of 16,609, REVPOR of $5,810 and occupancy of 85.7%. CCRC as of 1Q, total CCRC units of 8,321, REVPOR of $6,507 and occupancy 86.2%. Move-in and Move-out data does not include SNF.
(6) Average length of stay from SHOP is approximately 24 months, with 3 to 5% monthly attrition. For CCRCs the average length of stay is 8-10 years, with 0.75 to 1.5% monthly attrition.
(7) COVID-19 related expenses are not added back to Cash NOI, FFO as Adjusted or AFFO.
(8) Excludes management fees.

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Glossary

Adjusted Fixed Charge Coverage*

Adjusted EBITDAre divided by Fixed Charges. Adjusted Fixed Charge Coverage is a supplemental measure of liquidity and our ability to meet interest payments on our outstanding debt and pay dividends to our preferred stockholders, if applicable. Our various debt agreements contain covenants that require us to maintain ratios similar to Adjusted Fixed Charge Coverage and credit rating agencies utilize similar ratios in evaluating and determining the credit rating on certain of our debt instruments. Adjusted Fixed Charge Coverage is subject to the same limitations and qualifications as Adjusted EBITDAre and Fixed Charges.

Adjusted Funds From Operations ("AFFO")*

See the "Adjusted Funds From Operations" definition included in the accompanying Discussion and Reconciliations of Non-GAAP Financial Measures for information regarding AFFO.

Annualized Base Rent

The most recent month's (or subsequent month's if acquired in the most recent month) base rent including additional rent floors, cash income from DFLs, and/or interest income annualized for 12 months. Annualized Base Rent includes the Company's share of unconsolidated JVs calculated on the same basis and excludes properties in our SHOP and CCRC segments, properties sold or held for sale during the quarter, and noncontrolling interests' share of consolidated JVs calculated on the same basis. Further, Annualized Base Rent does not include tenant recoveries, additional rents in excess of floors, and non-cash revenue adjustments (i.e., straight-line rents, amortization of market lease intangibles, DFL non-cash interest and deferred revenues). We use Annualized Base Rent for the purpose of determining Lease Expirations and Debt Investment Maturities.

Cash Flow Coverage ("CFC")*

Facility EBITDAR or Facility EBITDARM divided by the aggregate of base rent and any additional rent due to us for the trailing 12-month period one quarter in arrears from the period presented. CFC is a supplemental measure of a property's ability to generate cash flows for the operator/tenant (not the Company) to meet the operator's/tenant's related rent and other obligations to us. However, CFC is subject to the same limitations and qualifications as Facility EBITDAR or Facility EBITDARM. CFC is not presented for: (i) properties operated under a RIDEA structure or (ii) newly completed facilities under lease-up, facilities acquired or transitioned to new operators during the relevant trailing 12-month period, vacant facilities, facilities that are held for sale, facilities for which an agreement has been reached to change reporting structure, and facilities for which data is not available or meaningful.

Completion Date - Development/Redevelopment

For Developments, management's estimate of the period the core and shell structure improvements are expected to be or have been completed. For Redevelopments, management's estimate of the period in which major construction activity in relation to the scope of the project has been or will be substantially completed and excludes the completion of tenant improvements.

Consolidated Debt

The carrying amount of bank line of credit, commercial paper, term loans, senior unsecured notes, and mortgage debt, as reported in our consolidated financial statements.

Consolidated Gross Assets*

The carrying amount of total assets, excluding investments in and advances to our unconsolidated JVs, after adding back accumulated depreciation and amortization, as reported in our consolidated financial statements. Consolidated Gross Assets is a supplemental measure of our financial position, which, when used in conjunction with debt-related measures, enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.

Consolidated Secured Debt

Mortgage and other debt secured by real estate, as reported in our consolidated financial statements.

Continuing Care Retirement Community ("CCRC")

A senior housing facility which provides at least three levels of care (i.e., independent living, assisted living and skilled nursing).

Debt Investments

Loans secured by a direct interest in real estate and mezzanine loans.

Development

Includes ground-up construction. Newly completed developments, are considered Stabilized at the earlier of lease-up (typically when the tenant(s) controls the physical use of 80% of the space) or 24 months from the date the property is placed in service.

Direct Financing Lease ("DFL")

Lease for which future minimum lease payments are recorded as a receivable and the difference between the future minimum lease payments and the estimated residual values less the cost of the properties is recorded as unearned income. Unearned income is deferred and amortized to income over the lease terms to provide a constant yield.

EBITDAre and Adjusted EBITDAre*

EBITDAre, or EBITDA for Real Estate, is a supplemental performance measure defined by the National Association of Real Estate Investment Trusts ("NAREIT") and intended for real estate companies. It represents earnings before interest expense, income taxes, depreciation and amortization, gains or losses from sales of depreciable property (including gains or losses on change in control), and impairment charges (recoveries) related to depreciable property. Adjusted EBITDAre is defined as EBITDAre excluding impairments (recoveries) related to non-depreciable assets, transaction-related items, prepayment costs (benefits) associated with early retirement or payment of debt, severance and related charges, litigation costs (recoveries), casualty-related charges (recoveries), stock compensation expense, and foreign currency remeasurement losses (gains). EBITDAre and Adjusted EBITDAre include our pro rata share of our unconsolidated JVs presented on the same basis.

Enterprise Debt*

Consolidated Debt plus our pro rata share of total debt from our unconsolidated JVs. Enterprise Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share of total debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.

Enterprise Gross Assets*

Consolidated Gross Assets plus our pro rata share of total gross assets from our unconsolidated JVs, after adding back accumulated depreciation and amortization. Enterprise Gross Assets is a supplemental measure of our financial position, which, when used in conjunction with debt-related measures, enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.

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Glossary

Enterprise Secured Debt*

Consolidated Secured Debt plus our pro rata share of mortgage debt from our unconsolidated JVs. Enterprise Secured Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share of Enterprise Secured Debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.

Entrance Fees

Certain of our communities have residency agreements which require the resident to pay an upfront entrance fee prior to taking occupancy at the community. For net income, NOI, Adjusted NOI, NAREIT FFO, FFO as Adjusted, and AFFO, the non-refundable portion of the entrance fee is recorded as deferred entrance fee revenue and amortized over the estimated stay of the resident based on an actuarial valuation. The refundable portion of a resident's entrance fee is generally refundable within a certain number of months or days following contract termination or upon the sale of the unit. All refundable amounts due to residents at any time in the future are classified as liabilities.

Facility EBITDAR and Facility EBITDARM*

Earnings before interest, taxes, depreciation, amortization and rent (and management fees), as applicable, for a particular facility accruing to the operator/tenant of the property (the Company as lessor), for the trailing 12 months and one quarter in arrears from the date reported. We use Facility EBITDAR or Facility EBITDARM in determining CFC and as a supplemental measure of the ability of the property to generate sufficient liquidity to meet related obligations to us. Facility EBITDAR includes: (i) contractual management fees; (ii) an imputed management fee of 5% of revenues for senior housing facilities and post-acute/skilled facilities, or (iii) an imputed management fee of 2% of revenues for hospitals. All facility financial performance data was derived solely from information provided by operators/tenants without independent verification by us. Facility EBITDAR and Facility EBITDARM are subject to the same limitations and qualifications as EBITDA. In addition, Facility EBITDAR and Facility EBITDARM do not represent a borrower's net income or cash flow from operations and should not be considered alternatives to those indicators. Facility EBITDAR and Facility EBITDARM are not presented for: (i) properties operated under a RIDEA structure; or (ii) newly completed facilities under lease-up, facilities acquired or transitioned to new operators during the relevant trailing 12-month period, vacant facilities, facilities that are held for sale, facilities for which an agreement has been reached to change reporting structure, and facilities for which data is not available or meaningful.

Financial Leverage*

Enterprise Debt divided by Enterprise Gross Assets. Financial Leverage is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.

Fixed Charges*

Total interest expense plus capitalized interest plus preferred stock dividends (if applicable). Fixed Charges also includes our pro rata share of the interest expense plus capitalized interest plus preferred stock dividends (if applicable) of our unconsolidated JVs. Fixed Charges is a supplemental measure of our interest payments on outstanding debt and dividends to preferred stockholders for purposes of presenting Fixed Charge Coverage and Adjusted Fixed Charge Coverage. Fixed Charges is subject to limitations and qualifications, as, among other things, it does not include all contractual obligations.

Funds From Operations ("NAREIT FFO") and FFO as Adjusted*

See the "Funds From Operations" definition included in the accompanying Discussion and Reconciliations of Non-GAAP Financial Measures for information regarding NAREIT FFO and FFO as Adjusted.

Healthcare Affiliated

Represents properties that are on-campus or adjacent to a healthcare system and properties that are leased 1/3 or more to a health system or physician group.

Initial Capital Expenditures ("ICE")

Expenditures required to bring a newly acquired property up to standard. The expenditures are typically identified during underwriting and incurred within the first year of ownership.

Investment and Portfolio Investment*

Represents: (i) the carrying amount of real estate assets and intangibles, after adding back accumulated depreciation and amortization and (ii) the carrying amount of DFLs and Debt Investments. Portfolio Investment also includes our pro rata share of the real estate assets and intangibles held in our unconsolidated JVs, presented on the same basis as Investment, and excludes noncontrolling interests' pro rata share of the real estate assets and intangibles held in our consolidated JVs, presented on the same basis. Investment and Portfolio Investment exclude land held for development.

Metropolitan Statistical Areas ("MSA")

Metropolitan Statistical Areas are geographic entities delineated by the Office of Management and Budget for use by Federal Statistical agencies in collecting, tabulating, and publishing Federal statistics. A metro area contains a core urban area of 50,000 or more population, consists of one or more counties and includes the counties containing the core urban area, as well as any adjacent counties that have a high degree of social and economic integration (as measured by commuting to work) with the urban core.

Net Debt*

Enterprise Debt less the carrying amount of cash and cash equivalents as reported in our consolidated financial statements and our pro rata share of cash and cash equivalents from our unconsolidated JVs. Net Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.

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Glossary

Net Debt to Adjusted EBITDAre*

Net Debt divided by Adjusted EBITDAre is a supplemental measure of our ability to decrease our debt. Because we may not be able to use our cash to reduce our debt on a dollar-for-dollar basis, this measure may have material limitations.

Net Operating Income from Continuing Operations ("NOI") and Cash (Adjusted) NOI*

NOI is defined as real estate revenues (inclusive of rental and related revenues, resident fees and services, and income from direct financing leases and exclusive of interest income), less property level operating expenses (which exclude transition costs); NOI excludes all other financial statement amounts included in net income (loss). Cash NOI is calculated as NOI after eliminating the effects of straight-line rents, DFL non-cash interest, amortization of market lease intangibles, termination fees, actuarial reserves for insurance claims that have been incurred but not reported, and the impact of deferred community fee income and expense. NOI and Cash NOI include the Company's pro rata share of NOI and Cash NOI from its unconsolidated JVs and exclude noncontrolling interests' pro rata share of NOI and Cash NOI from consolidated joint ventures.

Occupancy

For life science facilities and medical office buildings, Occupancy represents the percentage of total rentable square feet leased where rental payments have commenced, including month-to-month leases, as of the end of the period reported. For senior housing triple-net facilities, post-acute/skilled facilities and hospitals, Occupancy represents the facilities' average operating Occupancy for the trailing three-month period ended one quarter in arrears from the date reported. For SHOP properties, Occupancy represents the facilities' average operating Occupancy for the most recent calendar quarter (year-to-date for year-to-date SS) available. The percentages are calculated based on units for senior housing facilities and available beds for post-acute/skilled facilities and hospitals. The percentages shown are weighted to reflect our share and exclude newly completed facilities under lease-up, facilities acquired or transitioned to new operators during the relevant period, vacant facilities, facilities held for sale, facilities for which agreement has been reached to change reporting structure, and facilities for which data is not available or meaningful. All facility financial performance data was derived solely from information provided by operators/tenants and borrowers without independent verification by us.

Penetration Rate

Reflects the number of available senior housing units as a percentage of total population age 80 and older. This measurement is an indicator of market demand for new development and expansion projects.

Portfolio Cash Operating Expenses*

Consolidated cash operating expenses plus the Company's pro rata share of cash operating expenses from its unconsolidated JVs less noncontrolling interests' pro rata share of cash operating expenses from consolidated JVs. Portfolio Cash Operating Expenses represent property level operating expenses (which exclude transition costs) after eliminating the effects of straight-line rents, lease termination fees, actuarial reserves for insurance claims that have been incurred but not reported, and the impact of deferred community fee expense.

Portfolio Cash Real Estate Revenues*

Consolidated cash rental and operating revenue plus the Company's pro rata share of cash rental and operating revenue from its unconsolidated joint ventures less noncontrolling interests' pro rata share of cash rental and operating revenue from consolidated JVs. Portfolio Cash Real Estate Revenues represent rental and related revenues, resident fees and services, and income from DFLs after eliminating the effects of straight-line rents, DFL non-cash interest, amortization of market lease intangibles, lease termination fees, and the impact of deferred community fee income.

Portfolio Income*

Cash NOI plus interest income plus our pro rata share of Cash NOI from our unconsolidated JVs less noncontrolling interests' pro rata share of Cash NOI from consolidated JVs.

Portfolio Real Estate Revenues*

Portfolio Real Estate Revenues include rental related revenues, resident fees and services and income from DFLs. Portfolio Real Estate Revenues include the Company's pro rata share from unconsolidated JVs presented on the same basis and exclude noncontrolling interests' pro rata share from consolidated JVs presented on the same basis.

Redevelopment

Properties that incur major capital expenditures to significantly improve, change the use, or reposition the property pursuant to a formal redevelopment plan. Newly completed redevelopments, are considered Stabilized at the earlier of lease-up (typically when the tenant(s) controls the physical use of 80% of the space) or 24 months from the date the property is placed in service.

Retention Rate

The ratio of total renewed square feet to the total square feet expiring and available for lease, excluding the square feet for tenant leases terminated for default or buy-out prior to the expiration of the lease.

REVPOR CCRC*

The 3-month average Cash Real Estate Revenues per occupied unit excluding Cash NREFs for the most recent period available. REVPOR CCRC excludes newly completed assets under lease-up, assets sold, acquired or transitioned to a new operating structure (such as triple-net to SHOP) during the relevant period, assets in redevelopment, assets that are held for sale, and assets that experienced a casualty event that significantly impacted operations. REVPOR cannot be derived from the information presented for the CCRC portfolio as units reflect 100% of the unit capacities for unconsolidated JVs and revenue is at the Company's pro rata share.

REVPOR SHOP*

The 3-month average Cash Real Estate Revenues per occupied unit for the most recent period available. REVPOR SHOP excludes newly completed assets under lease-up, assets sold, acquired or transitioned to a new operating structure (such as triple-net to SHOP) during the relevant period, assets in redevelopment, assets that are held for sale, and assets that experienced a casualty event that significantly impacted operations. REVPOR cannot be derived from the information presented for the SHOP portfolio as units reflect 100% of the unit capacities for unconsolidated JVs and revenue is at the Company's pro rata share.

REVPOR Triple-net

The 3-month average facility revenue per occupied unit, one quarter in arrears from the period presented. Facility revenue consists primarily of resident rents generated at triple-net communities, which are not included in our financial results. Facility revenues are derived solely from information provided by operators/tenants without independent verification by us. REVPOR Triple-net excludes vacant facilities, newly completed assets under lease-up, assets sold, acquired or transitioned to a new operating structure (such as triple-net to SHOP) during the relevant period, assets that are held for sale, and assets for which agreement has been reached to change reporting structure.

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Glossary

RIDEA

A structure whereby a taxable REIT subsidiary is permitted to rent a healthcare facility from its parent REIT and hire an independent contractor to operate the facility.

Same-Store ("SS")*

Same-Store NOI and Adjusted (Cash) NOI information allows us to evaluate the performance of our property portfolio under a consistent population by eliminating changes in the composition of our consolidated portfolio of properties. Same-Store Adjusted NOI excludes amortization of deferred revenue from tenant-funded improvements and certain non-property specific operating expenses that are allocated to each operating segment on a consolidated basis. Properties are included in Same-Store once they are stabilized for the full period in both comparison periods. Newly acquired operating assets are generally considered stabilized at the earlier of lease-up (typically when the tenant(s) control(s) the physical use of at least 80% of the space) or 12 months from the acquisition date. Newly completed developments and redevelopments are considered stabilized at the earlier of lease-up or 24 months from the date the property is placed in service. Properties that experience a change in reporting structure, such as a transition from a triple-net lease to a RIDEA reporting structure, are considered stabilized after 12 months in operations under a consistent reporting structure. A property is removed from Same-Store when it is classified as held for sale, sold, placed into redevelopment, experiences a casualty event that significantly impacts operations, a change in reporting structure (such as triple-net to SHOP) or operator transition has been agreed to, or a significant tenant relocates from a Same-Store property to a non Same-Store property and that change results in a corresponding increase in revenue.

Secured Debt Ratio*

Enterprise Secured Debt divided by Enterprise Gross Assets. Secured Debt Ratio is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.

Share of Consolidated Joint Ventures

Noncontrolling interests' pro rata share information is prepared by applying noncontrolling interests' actual ownership percentage for the period and is intended to reflect noncontrolling interests' proportionate economic interest in the financial position and operating results of properties in our portfolio.

Share of Unconsolidated Joint Ventures ("JVs")

Our pro rata share information is prepared by applying our actual ownership percentage for the period and is intended to reflect our proportionate economic interest in the financial position and operating results of properties in our portfolio.

Stabilized / Stabilization

Newly acquired operating assets are generally considered Stabilized at the earlier of lease-up (typically when the tenant(s) control(s) the physical use of at least 80% of the space) or 12 months from the acquisition date. Newly completed developments and redevelopments are considered Stabilized at the earlier of lease-up or 24 months from the date the property is placed in service. Properties that experience a change in reporting structure, such as a transition from a triple-net lease to a RIDEA reporting structure, are considered stabilized after 12 months in operations under a consistent reporting structure.

Total Market Equity

The total number of outstanding shares of our common stock multiplied by the closing price per share of our common stock on the New York Stock Exchange as of period end, plus the total number of convertible partnership units multiplied by the closing price per share of our common stock on the New York Stock Exchange as of period end (adjusted for stock splits).

Units/Square Feet/Beds

Senior housing facilities are measured in available units (e.g., studio, one or two bedroom units). Life science facilities and medical office buildings are measured in square feet, excluding square footage for development or redevelopment properties prior to completion. Post-acute/skilled facilities and hospitals are measured in available beds. Capacities are presented at 100%.

* Non-GAAP Supplemental Measures
Reconciliations, definitions, and important discussions regarding the usefulness and limitations of the Non-GAAP Financial Measures used in this report can be found at http://ir.healthpeak.com/quarterly-results.

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Adjusted EBITDAre and Adjusted Debt Ratios Fixed Charge Coverage Dollars in thousands NET INCOME TO ADJUSTED EBITDAre Three Months Ended March 31, 2020 Net income (loss) $ 282,540 Interest expense 58,376 Income tax expense (benefit) (33,044) Depreciation and amortization 189,276 Other depreciation and amortization 2,083 Loss (gain) on sales of real estate (164,869) Loss (gain) upon change of control (167,434) Impairments (recoveries) of depreciable real estate 30,722 Share of unconsolidated JV: Interest expense 2,067 Income tax expense (benefit) (148) Depreciation and amortization 29,610 Gain on sale of real estate from unconsolidated JVs (7,729) Other JV adjustments (472) EBITDAre $ 220,978 Transaction-related items 107,310 Other impairments (recoveries) and losses (gains) (33,306) Loss on debt extinguishments (833) Litigation costs (recoveries) 106 Amortization of deferred compensation 3,987 Foreign currency remeasurement losses (gains) 10 Adjusted EBITDAre $ 298,252 ADJUSTED FIXED CHARGE COVERAGE Interest expense 58,376 Share of unconsolidated JV interest expense 2,067 Capitalized interest 6,984 Fixed Charges $ 67,427 Adjusted Fixed Charge Coverage 4.4x 48 Return to TOC

Debt Ratios As of and for the quarter ended March 31, 2020, dollars in thousands ENTERPRISE DEBT AND NET DEBT March 31, 2020 (1) Includes mortgage debt of $27.8 million on assets held for Bank line of credit and commercial paper $ — sale that matures in 2044. Term loan 249,002 (2) Represents the current quarter Adjusted EBIDTAre multiplied Senior unsecured notes 5,650,053 by a factor of four. Mortgage debt(1) 517,886 Consolidated Debt $ 6,416,941 Share of unconsolidated JV mortgage debt 95,389 Enterprise Debt $ 6,512,330 Cash and cash equivalents (783,542) Share of unconsolidated JV cash and cash equivalents (15,392) Net Debt $ 5,713,396 FINANCIAL LEVERAGE March 31, 2020 Enterprise Debt $ 6,512,330 Enterprise Gross Assets 19,644,760 Financial Leverage 33.2% SECURED DEBT RATIO March 31, 2020 Mortgage debt $ 517,886 Share of unconsolidated JV mortgage debt 95,389 Enterprise Secured Debt $ 613,275 Enterprise Gross Assets 19,644,760 Secured Debt Ratio 3.1% NET DEBT TO ADJUSTED EBITDAre Three Months Ended March 31, 2020 Net Debt $ 5,713,396 Annualized Adjusted EBITDAre 1,193,008 (2) Net Debt to Adjusted EBITDAre 4.8x 49 Return to TOC

COMPANY Information

BOARD OF DIRECTORS

BRIAN G. CARTWRIGHT
Chairman of the Board, Healthpeak Properties, Inc.
Former General Counsel,
U.S. Securities and Exchange Commission

THOMAS M. HERZOG
Chief Executive Officer, Healthpeak Properties, Inc.

CHRISTINE N. GARVEY
Former Global Head of Corporate
Real Estate Services, Deutsche Bank AG

R. KENT GRIFFIN, JR.
Managing Director, PHICAS Investors
Former President, BioMed Realty Trust, Inc.

DAVID B. HENRY
Former Vice Chairman and Chief Executive Officer,
Kimco Realty Corporation

LYDIA H. KENNARD
President and Chief Executive Officer,
KDG Construction Consulting

SARA GROOTWASSINK LEWIS
Founder and Chief Executive Officer,
Lewis Corporate Advisors, LLC

KATHERINE M. SANDSTROM
Former Senior Managing Director,
Heitman, LLC

EXECUTIVE MANAGEMENT

THOMAS M. HERZOG
Chief Executive Officer

SCOTT M. BRINKER
President
Chief Investment Officer

THOMAS M. KLARITCH
Executive Vice President
Chief Development Officer
Chief Operating Officer

TROY E. MCHENRY
Executive Vice President
Chief Legal Officer
General Counsel
Corporate Secretary

PETER A. SCOTT
Executive Vice President
Chief Financial Officer

SHAWN G. JOHNSTON
Executive Vice President
Chief Accounting Officer

JEFFREY H. MILLER
Executive Vice President
Senior Housing

LISA A. ALONSO
Executive Vice President
Chief Human Resources Officer

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Patewood Hospital Greenville, SC 51 51 ReturnReturn toto TOCTOC

Medical City Hospital Forward-Looking Statements Dallas, TX & Risk Factors Statements contained in this supplemental report which are not historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward- looking statements include, among other things, statements regarding our and our officers’ intent, belief or expectation as identified by the use of words such as “may,” “will,” “project,” “expect,” “believe,” “intend,” “anticipate,” “seek,” “target,” “forecast,” “plan,” “potential,” “estimate,” “could,” “would,” “should” and other comparable and derivative terms or the negatives thereof. Examples of forward-looking statements include, among other things: (i) statements regarding timing, outcomes and other details relating to current, pending or contemplated acquisitions, dispositions, transitions, developments, redevelopments, joint venture transactions, capital recycling plans, financing activities, or other transactions; (ii) future new supply and demographics; (iii) the Company’s 2020 guidance, outlook, framework, assumptions and additional information with respect thereto, including potential outcomes and impacts from COVID-19; and (iv) statements regarding the impact of the COVID-19 pandemic on our business, financial condition and results of operations. Forward-looking statements reflect our current expectations and views about future events and are subject to risks and uncertainties that could significantly affect our future financial condition and results of operations. While forward-looking statements reflect our good faith belief and assumptions we believe to be reasonable based upon current information, we can give no assurance that our expectations or forecasts will be attained. Further, we cannot guarantee the accuracy of any such forward-looking statement contained in this supplemental report, and such forward-looking statements are subject to known and unknown risks and uncertainties that are difficult to predict. These risks and uncertainties include, but are not limited to: the severity and duration of the COVID-19 pandemic; actions that may be taken by governmental authorities to contain the COVID-19 outbreak or to treats its impact; the impact of the COVID-19 pandemic and health and safety measures intended to reduce its spread; operational risks associated with third party management contracts, including the additional regulation and liabilities of RIDEA lease structures; the ability of the Company’s existing and future tenants, operators and borrowers to conduct their respective businesses in a manner sufficient to maintain or increase their revenues and manage their expenses in order to generate sufficient income to make rent and loan payments to the Company and the Company’s ability to recover investments made, if applicable, in their operations; the imposition of laws or regulations prohibiting eviction of our tenants or operators, including new governmental efforts in response to COVID-19; the financial condition of the Company’s existing and future tenants, operators and borrowers, including potential bankruptcies and downturns in their businesses, and their legal and regulatory proceedings, which results in uncertainties regarding the Company’s ability to continue to realize the full benefit of such tenants’ and operators’ leases and borrowers’ loans; the Company’s concentration in the healthcare property sector, particularly in senior housing, life sciences and medical office buildings, which makes its profitability more vulnerable to a downturn in a specific sector than if the Company were investing in multiple industries; the effect on the Company and its tenants and operators of legislation, executive orders and other legal requirements, including compliance with the Americans with Disabilities Act, fire, safety and health regulations, environmental laws, the Affordable Care Act, licensure, certification and inspection requirements, and laws addressing entitlement programs and related services, including Medicare and Medicaid, which may result in future reductions in reimbursements or fines for noncompliance; the Company’s ability to identify replacement tenants and operators and the potential renovation costs and regulatory approvals associated therewith; the risks associated with property development and redevelopment, including costs above original estimates, project delays and lower occupancy rates and rents than expected; the potential impact of uninsured or underinsured losses, including as a result of hurricanes, earthquakes and other natural disasters, pandemics such as COVID-19, acts of war and/or terrorism and other events that may cause such losses and/or performance declines by us or our tenants and operators; the risks associated with the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision Continued 52 ReturnReturn toto TOCTOC

2201 Medical Plaza Forward-Looking Statements Nashville, TN & Risk Factors (concluded) making authority and its reliance on its partners’ financial condition and continued cooperation; competition for the acquisition and financing of suitable healthcare properties as well as competition for tenants and operators, including with respect to new leases and mortgages and the renewal or rollover of existing leases; the Company’s or its counterparties’ ability to fulfill obligations, such as financing conditions and/or regulatory approval requirements, required to successfully consummate acquisitions, dispositions, transitions, developments, redevelopments, joint venture transactions or other transactions; the Company’s ability to achieve the benefits of acquisitions or other investments within expected time frames or at all, or within expected cost projections; the potential impact on the Company and its tenants, operators and borrowers from current and future litigation matters, including the possibility of larger than expected litigation costs, adverse results and related developments; changes in federal, state or local laws and regulations, including those affecting the healthcare industry that affect the Company’s costs of compliance or increase the costs, or otherwise affect the operations, of its tenants and operators; the Company’s ability to foreclose on collateral securing its real estate- related loans; volatility or uncertainty in the capital markets, the availability and cost of capital as impacted by interest rates, changes in the Company’s credit ratings, and the value of its common stock, and other conditions that may adversely impact the Company’s ability to fund its obligations or consummate transactions, or reduce the earnings from potential transactions; changes in global, national and local economic and other conditions, including the ongoing economic downturn, volatility in the financial markets and high unemployment rates; the Company’s ability to manage its indebtedness level and changes in the terms of such indebtedness; competition for skilled management and other key personnel; the Company’s reliance on information technology systems and the potential impact of system failures, disruptions or breaches; the Company’s ability to maintain its qualification as a real estate investment trust; and other risks and uncertainties described from time to time in the Company’s Securities and Exchange Commission (SEC) filings. Except as required by law, we do not undertake, and hereby disclaim, any obligation to update any forward-looking statements, which speak only as of the date on which they are made. The information in this supplemental report should be read in conjunction with the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information filed with the SEC. The Reporting Definitions (and Reconciliations of Non-GAAP Financial Measures) are an integral part of the information presented herein. You can access these documents on the Company’s website, www.healthpeak.com, free of charge, as well as amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained on the Company’s website is not incorporated by reference into, and should not be considered a part of, this supplemental report. In addition, the SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers, including the Company, that file electronically with the SEC at www.sec.gov. This supplemental report also includes market and industry data that the Company has obtained from market research, publicly available information and industry publications. The accuracy and completeness of such information are not guaranteed. The market and industry data is often based on industry surveys and preparers’ experience in the industry. Similarly, although the Company believes that the surveys and market research that others have performed are reliable, it has not independently verified this information. For more information, contact Barbat Rodgers, Senior Director - Investor Relations, at (949) 407-0400. 53 ReturnReturn toto TOCTOC

_________________________________________________________ Corporate HQ, Irvine, CA 1920 Main Street, Suite 1200 Irvine, CA 92614 (949) 407 - 0700 ________________________________________________________ San Francisco, CA 950 Tower Lane, Suite 1650 Foster City, CA 94404 _______________________________________________________ Nashville, TN 3000 Meridian Boulevard, Suite 200 Franklin, TN 37067 healthpeak.com 54 ReturnReturn to to TOC TOC